Offering Circular
February 8, 2022

US CAPITAL GLOBAL LENDING, LLC
1 Ferry Building, Suite 201
San Francisco, California 94111
(415) 889-1010

7.00% Gold Backed Notes (Notes)

$75,000,000 Aggregate Maximum Offering Amount (75,000 Notes)
$5,000 Minimum Purchase Amount (5 Notes)

US Capital Global Lending, LLC, a Delaware limited liability company, or (the ?Company?), is offering a maximum of $75,000,000 in the aggregate of its 7.00% Notes (the ?Notes,?) pursuant to this Offering Circular. The purchase price per Note is $1,000 with a minimum purchase amount of five (5) Notes or $5,000, the ?Minimum Purchase.? The Notes will bear interest quarterly at a rate equal to 7.00% per year, subject to the availability of funds. The Notes will mature on the 60th month after issuance. Upon maturity, and subject to the terms and conditions described in this offering circular, the Notes will be automatically renewed for at the same interest rate for an additional five years, unless redeemed upon maturity at our or your election.

The Notes will be secured by a senior secured lien on all gold backed notes or other gold backed indebtedness or assets held by the Company, or the ?collateral,? and will rank pari passu in right of payment with all other gold backed indebtedness from time to time outstanding, unless expressly subordinate. The value of the collateral will at all times be at least 100% of the amount of the outstanding Notes.

The Noteholders will have the right to have their Notes redeemed quarterly on a first come first served basis after 90 days prior written notice is delivered to Company by Noteholder and subject to the availability of funds, discounts and other provisions contained in this Offering Circular. We will endeavor to retain 5% of the outstanding principal balance of the Notes each quarter prior to Maturity for purpose of redemption and our obligation to redeem Notes in any given quarter is limited to 5% of the outstanding principal balance of the Notes. See ?Description of Notes ? Noteholder Redemption? for more information.

The Notes will be offered to prospective investors on a best efforts basis by US Capital Global Securities, LLC., (or our ?Broker-dealer,?) a California limited liability company and a member of the Financial Industry Regulatory Authority, (or ?FINRA.?) ?Best efforts? means that our Broker-dealer is not obligated to purchase any specific number or dollar amount of Notes, but it will use its best efforts to sell the Notes. Our Broker-dealer may engage additional broker-dealers, or selling group members, who are members of FINRA to assist in the sale of the Notes (?Selling Group Member?). At each closing date, the proceeds for such closing will be disbursed to our Company and Notes relating to such proceeds will be issued to their respective investors. We expect to commence the sale of the Notes as of the date on which the offering statement is declared qualified by the United States Securities and Exchange Commission, or the ?SEC? and will terminate the offering on the date upon which twelve (12) moths thereafter or such date ad our Manager determines to terminate the offering, in its sole discretion. Notwithstanding the previous sentence, our Manager has the right to extend this offering in its sole discretion, subject to legal restrictions.

The Company will be managed exclusively by US Capital Global Investment Management, LLC, a Delaware limited liability company., (or our ?Manager?). The Manager will be responsible for supervising all of the activities of the Company. The Co-Managing Partners of the Manager are Jeffrey Sweeney and Charles Towle. As Co-Managing Partners of the Manager, Mr. Sweeney and Mr. Towle will be responsible for evaluating, negotiating, structuring, closing and monitoring the Company?s performance.


Price to
Investors

Broker-
dealer
Commissions
, Manager
Fee and
Expense
Reimburseme
nts (1)(2)

Proceeds
to
Company

Proceed
s to
Other
Persons
Per Note
 $1,000

 $5.00
Broker-
dealer fee
paid
annually by
Manager, no
other fees
-

 $1,000

 $0
-








Maximum
Offering
Amount

$75,000,0
00

 $375,000
Broker-
dealer paid
annually by
Manager, no
other fees
-


$75,000,0
00

 $0
-
(1) Selling commissions on the sale of Notes will be 50 bps and paid by the Manager. The Notes will be sold solely to certain purchasers, including those purchasing through a registered investment advisor. See ?Plan of Distribution ? Eligibility to Purchase Notes.?
(2) The table above does not include fees payable to our Manager. The Manager will not receive a management services or administrative fee, but will receive as compensation any difference between the interest amount it receives on its investments and the amount paid to Noteholders plus expenses. Generally, no sale may be made to you in the offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.
An investment in the Notes is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Currently, there is no market for the Notes being offered, nor does our Company anticipate one developing. Prospective investors should carefully consider and review that risk as well as the RISK FACTORS beginning on page 10 of this Offering Circular. We are not an investment company and are not required to register under the Investment Company Act of 1940; therefore, investors will not receive the protections of such act.
THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS JUDGEMENT UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERM OF THE OFFERING. NOR DOES IT PASS JUDGEMENT UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.
GENERALLY, IF YOU ARE A NON-ACCREDITED INVESTOR NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV. FOR MORE INFORMATION, SEE THE ?Limits on How Much Non-Accredited Investors Can Invest? SECTION.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
FORM 1-A DISCLOSURE FORMAT IS BEING FOLLOWED.
NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION UNIFORM
LEGEND:

YOU SHOULD MAKE YOUR OWN DECISION AS TO WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND RISK TOLERANCE LEVEL. NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY
BY CONTRACT AND THERE WILL BE NO READY MARKET FOR RESALE. YOU
COULD BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT
FOR AN INDEFINITE PERIOD OF TIME.

?
TABLE OF CONTENTS


Content

OFFERING CIRCULAR SUMMARY
6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
9
RISK FACTORS
10
USE OF PROCEEDS
22
PLAN OF DISTRIBUTION
22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULT OF OPERATIONS
24
GENERAL INFORMATION AS TO OUR COMPANY
26
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
26
ERISA CONSIDERATIONS
29
DESCRIPTION OF NOTES
31
MANAGERS AND EXECUTIVE OFFICERS
33
COMPENSATION
34
SECURITY OWNERSHIP
35
LIMITATIONS ON LIABILITY
35
INDEPENDENT AUDITORS
37
LEGAL MATTERS
38
WHERE YOU CAN FIND ADDITIONAL INFORMATION
39
INDEX TO FINANCIAL STATEMENTS
40
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ABOUT THIS OFFERING CIRCULAR


The information in this Offering Circular may not contain all of the information that is important to you. You should read this entire Offering Circular and the exhibits carefully before deciding whether to invest in the Notes. See ?Where You Can Find Additional Information? in this Offering Circular.

Unless the context otherwise indicates, references in this prospectus supplement to the terms ?Company,? ?we,? ?us,? and ?our,? refer to US Capital Global Lending, LLC, a Delaware limited liability company and our ?Manager? refers to US Capital Global Investment Management, LLC, a Delaware limited liability company, our sole member and manager.
?
OFFERING CIRCULAR SUMMARY


This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding whether to invest in the Notes. You should carefully read this entire Offering Circular, including the information under the heading ?Risk Factors? and all information included in this Offering Circular.

Our Company. US Capital Global Lending, LLC, a Delaware limited liability company was formed on July 30, 2019, for the purpose of making and managing direct and indirect investments in debt of other companies and investment funds, including investments which hold a security interest in gold, such as gold backed notes. Although our operating history is limited, we have operated successfully to date and have audited financials. Our Manager is responsible for servicing and operational oversight of our assets.

Our investment objective for this offering is to both preserve principal and achieve consistent income by making direct and indirect debt investments in gold backed debt and securities, such as the Metals House Inc. Gold Backed 8% Notes Due April 30, 2026, as set forth in the Confidential Private Placement Memorandum dated May 2021, a copy of which will be provided upon request.

Our principal executive offices are located at 1 Ferry Building, Suite 201 San Francisco, California 94111, and our telephone number is (415) 889-1010. For more information on our Manager, its website is www.uscapglobal.com. The information on, or otherwise accessible through, our Manager?s website does not constitute a part of this Offering Circular.

Our Management. Our Manager is a Delaware LLC based in San Francisco, California and is a full-service private financial company with an established track record in financial services, wealth management and capital formation services. It leverages the latest FinTech and RegTech innovation to provide sophisticated debt, equity, and investment products to lower middle market companies and investors.

The Offering. We are offering to investors the opportunity to purchase up to an aggregate of $75,000,000 of Notes. See ?Plan of Distribution - Who May Invest? for further information. The offering will continue for 12 months after the initial offering or the date upon which our Manager terminates the offering, at its sole discretion, the ?offering termination.? Notwithstanding the previous sentence, our Manager has the right to extend this offering as allowed by law. Our company will conduct closings in this offering periodically until the offering termination. Funds will be held in escrow by Bridge Bank until each closing. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. On each closing date, offering proceeds for that closing will be disbursed to us and Notes will be issued to investors, or the ?Noteholders.? If the Company is dissolved or liquidated after the acceptance of a subscription, the respective subscription payment will be returned to the subscriber. The offering is being made on a best-efforts basis through US Capital Global Securities, LLC, or our Broker-dealer.
?
Issuer
 US Capital Global Lending, LLC, a Delaware limited liability company.


Securities
Offered
 Maximum ? $75,000,000, aggregate principal amount of the Notes.


Maturity Date
60 Months after Note Issuance

Upon maturity, and subject to the terms and conditions described in this offering circular, the Notes will be automatically renewed at the same interest rate for an additional five years, unless redeemed upon maturity at our or your election. If the Notes are not renewed and without the consent of the Noteholders, we may elect to extend the maturity date of the Notes for an additional six months to facilitate the redemption of the Notes. See ?Description of Notes ? Maturity and Renewal? for more information.


Interest Rate
The Notes will bear interest quarterly at a rate equal to 7.00% per year compounded quarterly, subject to the availability of funds.


Interest
Payments
Paid to the record holders of the Notes quarterly in arrears, within 30 days of the quarter end, for the preceding fiscal quarter , beginning on such payment date immediately following the first full fiscal quarter after the initial closing in the offering and continuing until the Maturity Date, subject to the availability of funds. Interest will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months.
Offering Price
 $1,000 per Note.

Ranking
The Notes will rank:
pari passu in right of payment with all our other Gold Backed notes from time to time outstanding
Security
The Notes will be secured by gold backed note or indebtedness or other assets acquired with proceeds from the Offering. The Company will hold 100% of the value of the Notes outstanding in gold backed securities as collateral.
Use of
Proceeds
We plan to use substantially all of the net proceeds from this offering to make direct and indirect debt investments in gold backed debt and securities, such as the Metals House Inc. Gold Backed 8% Notes Due April 30, 2026, as set forth in the Confidential Private Placement Memorandum dated May 2021, a copy of which will be provided upon request. See ?Use of Proceeds? for additional information.
Noteholder
Redemption
The Notes will be redeemable at the election of the Noteholder quarterly after 90 days prior notice, subject to the availability of funds. In order to be redeemed, the Noteholder must provide written notice to us at our principal place of business. Note redemptions pursuant to the Noteholder Redemption will occur in the order that notices are received. Redemption is subject to the availability of funding, discounts and other provisions contained in this Offering Circular. We will endeavor to retain 5% of the outstanding principal balance of the Notes each quarter prior to Maturity, for purpose of redemption and our obligation to redeem Notes in any given quarter is limited to 5% of the outstanding principal balance of the Notes, See ?Description of Notes ? Noteholder Redemption? for more information.

Optional
Redemption
The Notes may be redeemed at our option at no penalty at any time. We may also extend maturity on the Notes for six months in order to facilitate redemption of the Notes in our sole discretion. If the Notes are renewed for an additional term, we may redeem the Notes at any time during such renewal period. Any redemption will occur at a price equal to the then outstanding principal amount of the Notes plus any accrued but unpaid interest. For the specific terms of the Optional Redemption, please see ?Description of Notes ? Optional Redemption? for more information.

Default
The Notes Agreement will contain events of default, the occurrence of which may result in the acceleration of our obligations under the Notes in certain circumstances. Events of default will be subject to our company's right to cure within a certain number of days of such event of default. Our company will have the right to cure any payment default within 60 days before the any Noteholder may declare a default and exercise the remedies under the Note. Failure to make payment due to a lack of available funds shall not be an event of default. See ?Description of Notes - Event of Default? for more information.

Form
The Notes will be evidenced by executed agreements which will be provided to Noteholders. See "Description of Notes -
Delivery and Form" for more information.
Denominations

We will issue the Notes only in denominations of $1,000.
Currency
Payment of Principal and Principal and interest on the Notes will be payable in U.S. dollars or other legal tender, coin or currency of the U.S.
Future
Issuances
We may, from time to time, without notice to or consent of the Noteholders, increase the aggregate principal amount of any series of the Notes outstanding by issuing additional Notes in the future with the same terms of such series of Notes, except for the issue date and offering price, and such additional Notes may be consolidated with the applicable series of Notes and form a single series.
Securities
Laws Matters
The Notes being offered are being registered under Regulation A of the Securities Act in reliance upon exemptions from the certain registration requirements of the Securities Act and such state securities laws and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom. In addition, the Company does not intend to be registered as an investment company under the Investment Company Act of 1940 nor does the Manager plan to register as an investment adviser under the Investment Advisers Act of 1940, as amended.

Governing Law
The Notes will be governed by the laws of the State of Delaware.
Material Tax
Considerations
You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the Notes in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction. Risk Factors




An investment in the Notes involves certain risks. You should carefully consider the risks above, as well as the other risks described under ?Risk Factors? beginning on page 10 of this offering circular before making an investment decision.

[Remainder of page intentionally left blank]
?
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "outlook," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this offering circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this offering circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. The matters summarized below and elsewhere in this offering circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

?
RISK FACTORS

An investment in the Notes is highly speculative and is suitable only for persons or entities that are able to evaluate the risks of the investment. An investment in the Notes should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should consider the following risks before making a decision to purchase the Notes. To the best of our knowledge, we have included all material risks to investors in this section.

Risks Related to the Notes and to this Offering

The collateral securing the Notes is based on Gold which is subject to market conditions which may decrease in value and the Company may be unable to meet its collateral commitment .

Although the Company seeks to maintain as collateral 100% of the value of the outstanding Notes, the value of the gold underlying the securities we hold may decrease in value and thus the securities may also decrease in value, the underlying companies may be unable to meet their collateral commitments and thus the collateral we hold may not equal or exceed the 100% of the value of the outstanding Notes which the Company seeks to maintain.

The collateral securing the Notes may be diluted under certain circumstances.

The Note Agreement permits us to incur, subject to certain limitations, additional indebtedness secured by liens on the collateral that rank in pari passu with the liens securing the Notes, including additional Notes. The rights of Noteholders would be diluted by any increase in indebtedness secured by the collateral.

It may be difficult to realize the value of the collateral securing the Notes.

The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers and the value of gold. By their nature, although backed by gold, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral will always exceed the principal amount of the Notes. The value of the assets pledged as collateral could be also impaired in the future as a result of changing economic conditions, the value of gold, our failure to implement our business strategy, competition, unforeseen liabilities and other future events. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Notes. Any claim for the amount, if any, realized by Noteholders from the sale of the collateral and the obligations under the Notes will rank in pari passu in right of payment with all of our other gold backed indebtedness. Additionally, in the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the Notes and all other gold backed obligations, interest may cease to accrue on the Notes from and after the date the bankruptcy petition is filed.

The security interest will be subject to practical problems generally associated with the realization of security interests in collateral. For example, we may need to obtain the consent of a third party to obtain access to collateral or enforce a security interest in a contract. We cannot assure you that we will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, we may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

Our investment objectives may become more difficult to reach depending on the amount of funds raised in this offering.

While we believe we will be able to reach our investment objectives regardless of the amount of the raise, it may be more difficult to do so if we sell less Notes than we anticipate. Such a result may negatively impact our liquidity. In that event, our investment costs may increase, which may decrease our ability to make payments to Noteholders.

The Notes will have limited transferability and liquidity.

Prior to this offering, there was no active market for the Notes. Although we may apply for quotation of the Notes on an alternative trading system or over the counter market, even if we obtain that quotation, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. Further, the Notes will not be quoted on an alternative trading system or over the counter market until after the termination of this offering, if at all. Therefore, investors will be required to wait until at least after the final termination date of this offering for such quotation. The initial public offering price for the Notes has been determined by us. You may not be able to sell the Notes you purchase at or above the initial offering price.

Alternative trading systems and over the counter markets, as with other public markets, may from time to time experience significant price and volume fluctuations. As a result, the market price of the Notes may be similarly volatile, and Noteholders may from time to time experience a decrease in the value of their Notes, including decreases unrelated to our operating performance or prospects. The price of the Notes could be subject to wide fluctuations in response to a number of factors, including those listed in this "Risk Factors" section of this offering circular.

No assurance can be given that the market price of the Notes will not fluctuate or decline significantly in the future or that Noteholders will be able to sell their Notes when desired on favorable terms, or at all. Further, the sale of the Notes may have adverse federal income tax consequences.

Our limited operating history makes it difficult for you to evaluate this investment.

We have a successful but limited operating history and may not be able to continue to successfully operate our business or achieve our investment objectives. We may not be able to continue to conduct our business as described herein.

You will not have the opportunity to evaluate our investments before we make them, and we may make investments that would have changed your decision as to whether to invest in the Notes.

We are not able to provide you with information to evaluate our future investments. We will seek to make direct and indirect debt investments in gold backed debt and securities, such as the Metals House Inc. Gold Backed 8% Notes Due April 30, 2026 as set forth in the Confidential Private Placement Memorandum dated May 2021, a copy of which will be provided upon request. See ?Use of Proceeds? for additional information. We have established criteria for evaluating potential investments. However, you will be unable to evaluate the transaction terms or data concerning the investments before we make investments. You will be relying entirely on the ability of our Manager, through our Sponsor and its management team, to identify suitable investments and propose transactions for our Manager to oversee and approve. These factors increase the risk that we may not generate the returns that you seek by investing in the Notes.

The inability to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to honor our obligations under the terms of Notes and could reduce the value of your investment.

Our success depends to a significant degree upon the contributions of our Manager's management team. If any of them were to cease their affiliation with our Manager, our Manager may be unable to find suitable replacements, and our operating results could suffer. Competition for highly skilled personnel is intense, and our Manager may be unsuccessful in attracting and retaining such skilled personnel. If our Manager loses or is unable to obtain the services of highly skilled personnel, our ability to implement our investment strategies could be delayed or hindered, and our ability to pay obligations on the Notes may be materially and adversely affected.

We rely on US Capital Global Securities, LLC., our managing broker-dealer, to sell the Notes pursuant to this offering. If our managing broker-dealer is not able to market the Notes effectively, we may be unable to raise sufficient proceeds to meet our business objectives.

US Capital Global Securities, LLC., is our managing broker-dealer for this offering, and we rely on our managing broker-dealer to use its best efforts to sell the Notes offered hereby. It would also be challenging and disruptive to locate an alternative managing broker-dealer for this offering. Without improved capital raising, our portfolio will be smaller relative to our general and administrative costs and less diversified than it otherwise would be, which could adversely affect the value of your investment in us.

Under certain circumstances, we may redeem the Notes before maturity, and you may be unable to reinvest the proceeds at the same or a higher rate of return.

Under certain circumstances, we may redeem all or a portion of the Notes. See ?Description of Notes - Optional Redemption? for more information. If redeemed, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the Notes.

 Risks Related to Our Corporate Structure

Because we are dependent upon our Manger and its affiliates to conduct our operations, any adverse changes in the financial health of our Manger or its affiliates or our relationship with them could hinder our operating performance and our ability to meet our financial obligations.

We are dependent on our Manager, and its affiliates to manage our operations. Our Manager makes all decisions with respect to our management. Any adverse changes in the financial condition of our Manager or our relationship with our Manager could hinder its ability to successfully manage our operations and our portfolio of investments.

You will have no control over changes in our policies and day-to-day operations, which lack of control increases the uncertainty and risks you face as an investor in the Notes. In addition, our Manager, may change our major operational policies without your approval.

Our Manager, determines our major policies, including our policies regarding financing, growth, debt capitalization, and distributions. Our Manager, may amend or revise these and other policies without your approval. As a Noteholder, you will have no rights under the limited liability company agreement of our company, or our ?operating agreement.? See ?General Information as to Our Company ? Operating Agreement? herein for a detailed summary of our operating agreement.

Our Manager is responsible for the day-to-day operations of our company and the selection and management of investments and has broad discretion over the use of proceeds from this offering. Accordingly, you should not purchase Notes unless you are willing to entrust all aspects of the day-to-day management and the selection and management of investments to our Manager. Specifically, our Manager is controlled by Jeffrey Sweeney and Charles Towle and as a result, they will be able to exert significant control over our operations.

Noteholders will have no right to remove our Manager or otherwise change our management, even if we are underperforming and not attaining our investment objectives.

Only the members of our company will have the right to remove our Manager, and currently our Manager is our sole member.
Noteholders will have no rights in our management and will have no ability to remove our Manager.

Our Manager and its executive officers will have limited liability for, and will be indemnified and held harmless from, the losses of our company.

Our Manager and its executive officers and their agents and assigns, will not be liable for, and will be indemnified and held harmless (to the extent of our company's assets) from any loss or damage incurred by them, our company or the members in connection with the business of our company resulting from any act or omission performed or omitted in good faith, which does not constitute fraud, willful misconduct, gross negligence or breach of fiduciary duty. A successful claim for such indemnification could deplete our company's assets by the amount paid. See ?General Information as to Our Company - Operating Agreement - Indemnification? below for a detailed summary of the terms of our operating agreement.

Risks Related to Conflicts of Interest

Our Manager, its executive officers and its affiliates face conflicts of interest relating to the purchase of assets, and such conflicts may not be resolved in our favor, which could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment.

The Manager, the Broker-dealer and the Issuer are affiliated entities (the ?Affiliated Entities?). Charles Towle is Co-Managing Partner of the Manager; the Division Head and registered principal of the Broker-dealer acting as the placement agent for the offering by the Issuer; and an indirect stockholder and Co-Managing Partner of the Affiliated Entities. Jeffrey Sweeney is Co-Managing Partner of the Manager and an indirect controlling stockholder of the Affiliated Entities. The Manager may act or has acted in the capacity of a financial advisor to portfolio companies to facilitate the structuring of the Issuer.

Conflicts of interest may arise in connection with Mr. Towle?s and Mr. Sweeney?s indirect control of the Affiliated Entities and their involvement in the management of the Issuer and its investments in Securities. Mr. Towle and Mr. Sweeney stand to benefit personally from the fees that the Manager and USCGS will receive from the Company. Conflicts also could arise because the Manager and its affiliates may hold interests in securities of companies in which Mr. Towle and Mr. Sweeney have an interest and may hold future direct or indirect interests in other securities that may be acquired in the future, as well as interests in securities of the Issuer. Investors should be aware that these conflicts of interest, and a number of other conflicts of interest relating to the Manager and its affiliates, are permitted under the terms of the Note Purchase Agreement. See ?Conflicts of Interest,? and ?Risk Factors ? Risks Related to Management of the Issuer.? You should not invest in the Issuer unless you are willing to accept these, as well as other conflicts of interest and the associated risk.

Our Manager will not receive fees but its Affiliates including the Broker Dealer will receive fees which may be altered by side letter agreements which may not benefit individual Noteholders

Our Manager will not receive fees but will receive as compensation any difference between the interest amount it receives on its investments and the amount paid to Noteholders plus expenses. In addition its Affiliates, which includes the Broker-Dealer, will receive fees which may be altered by side letter agreements in the sole discretion of our Manager and which may not benefit individual Noteholders.

Our Manger and its affiliates, including its officers, face conflicts of interest caused by compensation arrangements with us and its affiliates, which could result in actions that are not in the long term best interests of our Noteholders.

Our affiliates may receive fees from us. These fees could influence our Manager?s advice to us, as well as the judgment of its officers. Among other matters, the compensation arrangements could affect their judgment with respect to property acquisitions from, or the making of investments in, other programs sponsored by our Manager, which might entitle affiliates of our Manger to fees in connection with its services for the seller. See ?Compensation of our Manager and its Affiliates? for more information.

Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our Noteholders, which could hurt our ability to perform our obligations related to the Notes or result in a decline in the value of your investment.

If the competing demands for the time of our Manager, its affiliates and its officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and impair our ability to honor our obligations under the Notes.

We do not have any employees. We rely on the employees of our Manager, and its affiliates for the day-to-day operation of our business. The amount of time that our Manger and its affiliates spend on our business will vary from time to time and is expected to be greater while we are raising money and acquiring properties. Our Manger and its affiliates, including its officers, have interests in other programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our activities expand, our Manger will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our Manager will devote adequate time to our business. If our Manger suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of these things occur, our ability to honor obligations under the Notes may be adversely affected.

Our Manger will source all of our investments, and existing or future entities or programs sponsored and managed by our Manger may compete with us for, or may participate in, some of those investments, which could result in conflicts of interest.

Our Manager sources investments for many different companies, and may determine that a lending opportunity is appropriate for a particular account, but not for another at its sole discretion. This may result in an opportunity going to another affiliated entity of our Manager and not to our company.

Risks Related to Our Lending and Investment Activities

Our loans and investments expose us to risks associated with debt-oriented investments generally even though backed by gold.

We seek to invest primarily in gold backed debt instruments. As such, we are subject to, among other things, risk of defaults by borrowers in paying debt service on outstanding indebtedness and to other impairments of our loans and investments even though they are backed by gold. Any deterioration of economic fundamentals generally could negatively impact our performance by making it more difficult for borrowers of our loans, or borrower entities, to satisfy their debt payment obligations, increasing the default risk applicable to borrower entities, and/or making it more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of borrower entities and/or the value of underlying collateral relating to our investments and may include economic and/or market fluctuations, changes in laws, casualty or losses, regulatory limitations on rents, decreases in property values, changes in supply and demand, the financial resources of borrower entities, energy supply shortages, various uninsured or uninsurable risks, natural disasters, pandemics, political events, terrorism and acts of war, changes in government regulations, changes in tax rates and/or tax credits, changes in operating expenses, changes in interest rates, changes in inflation rates, changes in the availability of debt financing, increased loan defaults, increases in borrowing rates, negative developments in the economy and/or adverse changes in the value of gold and other factors that are beyond our control.We cannot predict the degree to which economic conditions generally, the value of gold and the conditions for debt investing in particular, will improve or decline. Any declines in thevalue of gold or performance of global economies or in the debt markets could have a material adverse effect on our business, financial condition, and results of operations.


The continuing spread of a new strain of coronavirus (also known as the COVID-19 virus) may adversely affect our investments and operations.

The World Health Organization has declared the spread of the COVID-19 virus a global pandemic, and the President of the United States has declared a national state of emergency in the United States in response to the outbreak. Considerable uncertainty still surrounds the COVID-19 virus and its potential effects, and the extent of and effectiveness of any responses taken on a national and local level. However, measures taken to limit the impact of this coronavirus, including social distancing and other restrictions on travel, congregation and business operation have already resulted in significant negative short term economic impacts. The long-term impact of this coronavirus on the U.S. and world economies remains uncertain, but can result in long term infrastructure and supply chain disruption, as well as dislocation and uncertainty in the financial markets that could significantly and negatively impact the global, national and regional economies, the length and breadth of which cannot currently be predicted.

To the extent the COVID-19 virus results in a world-wide economic downturn, there may be widespread corporate downsizing and an increase in unemployment. This could negatively impact our ability to make payments of interest and principal to our Noteholders. Further, continuing shutdowns and economic turmoil may result in delays in the deployment of funds raised in this offering.

Fluctuations in interest rates and credit spreads could reduce our ability to generate income on our loans and other investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments.

Our primary interest rate exposures relate to the yield on our loans and other investments and the financing cost of our debt. Changes in interest rates and credit spreads may affect our net income from loans and other investments, which is the difference between the interest and related income we earn on our interest-earning investments and the interest and related expense we incur in financing these investments. Interest rate and credit spread fluctuations resulting in our interest and related expense exceeding interest and related income would result in operating losses for us. Changes in the level of interest rates and credit spreads also may affect our ability to make loans or investments, the value of our loans and investments and our ability to realize gains from the disposition of assets. Increases in interest rates and credit spreads may also negatively affect demand for loans and could result in higher borrower default rates.

Our operating results depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. The yields we earn on our floating-rate assets and our borrowing costs tend to move in the same direction in response to changes in interest rates. However, one can rise or fall faster than the other, causing our net interest margin to expand or contract. In addition, we could experience reductions in the yield on our investments and an increase in the cost of our financing. Although we seek to match the terms of our liabilities to the expected lives of loans that we acquire or originate, circumstances may arise in which our liabilities are shorter in duration than our assets, resulting in their adjusting faster in response to changes in interest rates. For any period during which our investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments. In addition, unless we enter into hedging or similar transactions with respect to the portion of our assets that we fund using our balance sheet, returns we achieve on such assets will generally increase as interest rates for those assets rise and decrease as interest rates for those assets decline.

We operate in a competitive market for lending and investment opportunities relating to gold which may intensify, and competition may limit our ability to originate or acquire desirable loans and investments or dispose of assets we target and could also affect the yields of these assets and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market for lending and investment opportunities relating to gold, which may intensify. Our profitability depends, in large part, on our ability to originate or acquire our target assets on attractive terms. In originating or acquiring our target assets, we compete for opportunities with a variety of lenders and investors, including specialty finance companies, public and private funds (including funds managed by affiliates of our Manger), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, such as the U.S. Government. Many of our competitors are not subject to the operating constraints associated with maintaining an exclusion from regulation under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. Also, as a result of this competition, desirable loans and investments in our target assets may be limited in the future and we may not be able to take advantage of attractive lending and investment opportunities from time to time, or find gold backed opportunities thereby limiting our ability to identify and originate or acquire loans or make investments that are consistent with our investment objectives. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

 Prepayment rates may adversely affect our financial performance and the value of certain of our assets.

Our business is currently focused on purchasing loans or other debt instruments secured by gold backed assets. Our borrowers may be able to repay their loans prior to their stated maturities. In periods of declining interest rates and/or credit spreads, prepayment rates on loans generally increase. If general interest rates or credit spreads decline at the same time, the proceeds of such prepayments received during such periods may not be reinvested for some period of time or may be reinvested by us in assets yielding less than the yields on the assets that were prepaid.

Prepayment rates on loans may be affected by a number of factors including, but not limited to, the then-current level of interest rates and credit spreads, the availability of credit, the relative economic vitality of the area in which the businesses are located, the servicing of the loans, possible changes in tax laws, other opportunities for investment, and other economic, social, geographic, demographic and legal factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks.

Difficulty in redeploying the proceeds from repayments of our existing loans and investments may cause our financial performance and our ability to fulfill our obligations relative to the Notes.

As our loans and investments are repaid, we will look to redeploy the proceeds we receive into new loans and investments,. It is possible that we will fail to identify gold backed reinvestment options that would provide returns or a risk profile that is comparable to the asset that was repaid. If we fail to redeploy the proceeds we receive from repayment of a loan in equivalent or better alternatives, our financial performance and our ability to fulfill our obligations related to the Notes will suffer.

If we are unable to successfully integrate new assets and manage our growth, our results of operations and financial condition may suffer.

We may be unable to successfully and efficiently integrate newly-acquired gold backed assets into our existing portfolio or otherwise effectively manage our assets or our growth effectively. In addition, increases in our portfolio of assets and/or changes in the mix of our assets may place significant demands on our Manager?s administrative, operational, asset management, financial and other resources. Any failure to manage increases in size effectively could adversely affect our results of operations, financial condition and ability to fulfill our obligations related to the Notes.

The lack of liquidity in certain of our assets may adversely affect our business.

The illiquidity of certain of our assets may make it difficult for us to sell such investments if the need or desire arises even if gold backed. Certain assets such as loans are relatively illiquid investments due to their short life, even if backed by goldand may be faced with difficulty of recovery in the event of a borrower?s default due to the nature of where assets may be held such as in the United Arab Emirates Moreover, many of the loans and securities we may invest in are not registered underrelevant securities laws, resulting in limitations or prohibitions against their transfer, sale, pledge or their disposition except in transactions that are exempt from registration requirements or are otherwise in accordance with such laws. As a result, many of our investments are illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment to the extent that we or our Manager (and/or its Affiliates) has or could be attributed as having material, non-public information regarding the borrower entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations, financial condition and ability to fulfill our obligations related to the Notes.


Any distressed loans or investments we make, or loans and investments that later become distressed, may subject us to losses and other risks relating to bankruptcy proceedings.

Our loans and investments may also include making distressed investments from time to time (e.g., investments in defaulted, out-of-favor or distressed loans and debt securities) or may involve investments that become ?sub-performing? or ?non-performing? following our acquisition thereof. Certain of our investments may include businesses that typically are highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk even though backed by gold. During an economic downturn or recession, loans or securities of financially or operationally troubled borrowers or issuers are more likely to go into default than loans or securities of other borrowers or issuers. Loans or securities of financially or operationally troubled issuers are less liquid and more volatile than loans or securities of borrowers or issuers not experiencing such difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and ask prices may be greater than normally expected. Investment in the loans or securities of financially or operationally troubled borrowers or issuers involves a high degree of credit and market risk even if backed by gold.

In certain limited cases (e.g., in connection with a workout, restructuring and/or foreclosing proceedings involving one or more of our investments), the success of our investment strategy will depend, in part, on our ability to effectuate loan modifications and/or restructure and improve the operations of our borrower entities rather than seeking to acquire collateral. The activity of identifying and implementing successful restructuring programs and operating improvements entails a high degree of uncertainty. There can be no assurance that we will be able to identify and implement successful restructuring programs and improvements with respect to any distressed loans or investments we may have from time to time.

These financial or operating difficulties may never be overcome and may cause borrower entities to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, become subject to certain additional potential liabilities that may exceed the value of our original investment therein, even though we are secured by gold. For example, under certain circumstances, a lender that has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances, payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize value from collateral for loan positions held by us, may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructuring of the debt through principles such as the ?cramdown? provisions of the bankruptcy laws.


Changes to, or the elimination of, LIBOR may adversely affect interest expense related to our loans and investments.

Regulators and law-enforcement agencies from a number of governments, including entities in the U.S., have been conducting civil and criminal investigations into whether the banks that contributed to the British Bankers? Association, or the BBA, in connection with the calculation of daily LIBOR may have underreported or otherwise manipulated or attempted to manipulate LIBOR. Several financial institutions have reached settlements with the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice Fraud Section and the U.K. Financial Services Authority in connection with investigations by such authorities into submissions made by such financial institutions to the bodies that set LIBOR and other interbank offered rates. In such settlements, such financial institutions admitted to submitting rates to the BBA that were lower than the actual rates at which such financial institutions could borrow funds from other banks. Additional investigations remain ongoing with respect to other major banks and no assurance can be made that there will not be further admissions or findings of rate setting manipulation or that improper manipulation of LIBOR or other similar inter-bank lending rates will not occur in the future.

Based on a review conducted by the Financial Conduct Authority of the U.K., or the FCA, and a consultation conducted by the European Commission, proposals have been made for governance and institutional reform, regulation, technical changes and contingency planning. In particular: (a) new legislation has been enacted in the United Kingdom pursuant to which LIBOR submissions and administration are now ?regulated activities? and manipulation of LIBOR has been brought within the scope of the market abuse regime; (b) legislation has been proposed which if implemented would, among other things, alter the manner in which LIBOR is determined, compel more banks to provide LIBOR submissions, and require these submissions to be based on actual transaction data; and (c) LIBOR rates for certain currencies and maturities are no longer published daily. In addition, pursuant to authorization from the FCA, ICE Benchmark Administration Limited (formerly NYSE Euronext Rate Administration Limited), or the IBA, took over the administration of LIBOR from the BBA on February 1, 2014. Any new administrator of LIBOR may make methodological changes to the way in which LIBOR is calculated or may alter, discontinue or suspend calculation or dissemination of LIBOR.

In a speech on July 27, 2017, Andrew Bailey, the Chief Executive of the FCA, announced the FCA?s intention to cease sustaining LIBOR after 2021. The FCA has statutory powers to require panel banks to contribute to LIBOR where necessary. The FCA has decided not to ask, or to require, that panel banks continue to submit contributions to LIBOR beyond the end of 2021. The FCA has indicated that it expects that the current panel banks will voluntarily sustain LIBOR until the end of 2021. The FCA?s intention is that after 2021, it will no longer be necessary for the FCA to ask, or to require, banks to submit contributions to LIBOR. The FCA does not intend to sustain LIBOR through using its influence or legal powers beyond that date. It is possible that the IBA and the panel banks could continue to produce LIBOR on the current basis after 2021, if they are willing and able to do so, but we cannot make assurances that LIBOR will survive in its current form, or at all. We cannot predict the effect of the FCA?s decision not to sustain LIBOR, or, if changes are ultimately made to LIBOR, the effect of those changes. Any such changes could increase our financing costs, which could impact our results of operations, cash flows and the market value of our investments.

Our success depends on the availability of attractive investments and our Manager?s ability to identify, structure, consummate, leverage, manage and realize returns on our investments.

Our operating results are dependent upon the availability of, as well as our Manager?s ability to identify, structure, consummate, leverage, manage and realize returns on our investments. In general, the availability of favorable investment opportunities and, consequently, our returns, will be affected by the level and volatility of interest rates and credit spreads, conditions in the financial markets, general economic conditions, the demand for investment opportunities in our target assets and the supply of capital for such investment opportunities. We cannot assure you that our Manager will be successful in identifying and consummating investments that satisfy our rate of return objectives or that such investments, once made, will perform as anticipated.

Our loans and investments may be concentrated in terms of geography and are subject to fluctuations in the value of gold.

We are not required to observe specific diversification criteria. Therefore, our investments may be concentrated in certain investments that may be subject to higher risk of default or foreclosure or secured by property concentrated in a limited number of geographic locations, even if backed by gold.

To the extent that our assets are concentrated in any one region or type of asset, downturns generally relating to such type of asset or region may result in defaults on a number of our investments within a short time period, which could adversely affect our results of operations and financial condition. In addition, because we seek gold backed assets, even modest changes in the value of gold could have a significant impact on the value of our investments. As a result of any high levels of concentration, any adverse economic, political or other conditions that disproportionately affects those geographic areas or gold could have a magnified adverse effect on our results of operations and financial condition, and the value of our investments could vary more widely than if we invested in a more diverse portfolio.

The due diligence process that our Manager undertakes in regard to investment opportunities may not reveal all facts that may be relevant in connection with an investment and if our Manager incorrectly evaluates the risks of our investments, we may experience losses.

Before making investments for us, our Manager conducts due diligence that it deems reasonable and appropriate based on the facts and circumstances relevant to each potential investment. When conducting due diligence, our Manager may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of potential investment. Our Manager?s loss estimates may not prove accurate, as actual results may vary from estimates. If our Manager underestimates the asset-level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Moreover, investment analyses and decisions by our Manager may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to our Manager at the time of making an investment decision may be limited, and they may not have access to detailed information regarding such investment. Therefore, we cannot assure you that our Manager will have knowledge of all circumstances that may adversely affect such investment.

The impact of any future terrorist attacks may expose us to certain risks.

Terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the U.S. and its allies may have an adverse impact on the U.S. financial markets and the economy in general. We cannot predict the severity of the effect that any such future events would have on the financial markets, the economy or our business. Any future terrorist attacks could adversely affect the credit quality of some of our loans and investments and the value of gold. Some of our loans and investments will be more susceptible to such adverse effects than others. We may suffer losses as a result of the adverse impact of any future terrorist attacks and these losses may adversely impact our results of operations.

We may need to foreclose on certain of the debt we acquire, which could result in losses that harm our results of operations and financial condition.

We may find it necessary or desirable to foreclose on certain of the loans or debt we acquire, and the foreclosure process may be lengthy and expensive. If we foreclose on an asset, we may take title to the property securing that asset, and may have difficulty selling the asset based on market conditions

Whether or not we have participated in the negotiation of the terms of any such loans, we cannot assure you as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests and the ability to obtain collateral. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower?s position in the loan. It is possible, foreclosure actions to obtain the security may take several years or more to litigate. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying gold backed assets may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying gold will further reduce the net sale proceeds and, therefore, increase any such losses to us.

Collateral underlying our investments may be subject to unknown liabilities, including environmental liabilities, that could affect the value of our investments, even though gold backed.

Even though gold backed, collateral underlying our investments may be subject to unknown or unquantifiable liabilities that may adversely affect the value of our investments. The discovery of such unknown defects, deficiencies and liabilities could affect the ability of our borrowers to make payments to us or could affect our ability to foreclose and sell the underlying collateral, which could adversely affect our results of operations and financial condition.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed ?lender liability.? Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our investments, including the Notes issued in our securitization transactions for which we are required to retain a portion of the credit risk, may be rated by rating agencies. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value and liquidity of our investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.

Many of our investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated (as is typically the case for private loans) or will be rated as non-investment grade by the rating agencies. Private loans often are not rated by credit rating agencies. Non-investment grade ratings typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers? credit history, the underlying value of gold or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment-grade rated assets. Any loss we incur may be significant and may adversely affect our results of operations and financial condition. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act.

Because registration as an investment company would significantly affect our ability to engage in certain transactions or be structured in the manner we currently are, we intend to conduct our business so that we will continue to satisfy the requirements to avoid regulation as an investment company. If we do not meet these requirements, we could be forced to alter our investment portfolio by selling or otherwise disposing of a substantial portion of the assets that do not satisfy the applicable requirements or by acquiring a significant position in assets that are Qualifying Interests. Any such investments may not represent an optimum use of capital when compared to the available investments we and our subsidiaries target pursuant to our investment strategy and present additional risks to us. We continue to analyze our investments and may make certain investments when and if required for compliance purposes. Altering our portfolio in this manner may have an adverse effect on our investments if we are forced to dispose of or acquired assets in an unfavorable market.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. In order to comply with provisions that allow us to avoid the consequences of registration under the Investment Company Act, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. Therefore, compliance with the requirements of the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

The Manager is not registered and does not intend to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the ?Advisers Act?). If the Manager is required to register as an investment adviser under the Advisers Act, it could impact our operations and possibly reduce your investment return.

The Manager is not currently registered as an investment adviser under the Advisers Act and does not expect to register as an investment adviser because the Company does not believe that it meets the registration requirements under the Advisers Act. In order to fall under the Advisers Act, the Manager must: (i) be in the business of (ii) providing advice or analyses on securities (iii) for compensation. First, the Company does not believe the Manager advises on ?securities? because its investments in first-position mortgages are not securities under the Advisers Act. Second, the Company believes that any investments in securities will be solely incidental to its investment strategy and therefore, the Manager would not be considered to be ?in the business of? providing advice on securities. Third, whether an adviser has sufficient regulatory assets under management to require registration under the Advisers Act depends on the nature of the assets it manages. In calculating regulatory assets under management, the Manager must include the value of each ?securities portfolio? it manages. The Manager expects that our assets will not constitute a securities portfolio so long as a majority of our assets consist of assets that we believe are not securities. However, the SEC will not affirm our determination of what portion of our investments are not securities. As a result, there is a risk that such determination is incorrect and, as a result, our investments are a securities portfolio. In such event, the Manager may be acting as an investment adviser subject to registration under the Advisers Act but not be registered. If our investments were to constitute a securities portfolio, then the Manager may be required to register under the Advisers Act, which would require it to comply with a variety of regulatory requirements under the Advisers Act on such matters as record keeping, disclosure, compliance, limitations on the types of fees it could earn and other fiduciary obligations. As a result, the Manager would be required to devote additional time and resources and incur additional costs to manage our business, which could possibly reduce your investment return.

DESCRIPTION OF BUSINESS AND PROPERTY

The Company is the business of originating and making direct and indirect debt investments and for purposed of this offering will see gold backed investments.

USE OF PROCEEDS

We plan to use substantially all of the net proceeds from this offering to make direct and indirect debt investments in gold backed debt and securities, such as the Metals House Inc. Gold Backed 8% Notes Due April 30, 2026, as set forth in the Confidential Private Placement Memorandum dated May 2021, a copy of which will be provided upon request.

PLAN OF DISTRIBUTION

Who May Invest

As a Tier II, Regulation A offering, investors must comply with the 10% limitation to investment in the offering, as prescribed in Rule 251. The only investor in this offering exempt from this limitation is an accredited investor, an "Accredited Investor," as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Notes (please see below on how to calculate your net worth);

You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Notes, with total assets in excess of $5,000,000;

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

You are a trust with total assets in excess of $5,000,000, your purchase of the Notes is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Notes; or

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Notes.

Determination of Suitability

The Selling Group Members and registered investment advisors recommending the purchase of Notes in this offering have the responsibility to make every reasonable effort to determine that your purchase of Notes in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

meet the minimum income and net worth standards set forth under ?Plan of Distribution ? Who May Invest ? above;

can reasonably benefit from an investment in the Notes based on your overall investment objectives and portfolio structure;

are able to bear the economic risk of the investment based on your overall financial situation;

are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this offering circular of an investment in the Notes; and

have apparent understanding of:

the fundamental risks of the investment;

the risk that you may lose your entire investment;

the lack of liquidity of the Notes;

the restrictions on transferability of the Notes; and

the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments as well as any other pertinent factors. The Selling Group Members and registered investment advisors recommending the purchase of Notes in this offering must maintain, for a six-year period, records of the information used to determine that an investment in Notes is suitable and appropriate for you.

The Offering

We are offering a maximum offering amount of $75,000,000 of the Notes to the public through our managing broker-dealer at a price of $1,000.00 per Note.

Our Manager has arbitrarily determined the selling price of the Notes and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding Notes.

The Notes are being offered on a ?best efforts? basis, which means generally that our managing broker-dealer is required to use only its best efforts to sell the Notes and it has no firm commitment or obligation to purchase any of the Notes. The offering will continue until the offering termination. We will conduct closings at periodic times until the offering termination. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on a closing date and accepted by the Company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. It is expected that settlement will occur on the same day as each closing date. On each closing date, offering proceeds for that closing will be disbursed to us and the Notes purchased will be issued to the investors in the offering. If the Company is dissolved or liquidated after the acceptance of a subscription, the respective subscription payment will be returned to the subscriber. The offering is being made on a best-efforts basis through Crescent Securities Group, Inc., our managing broker-dealer.

Managing Broker-Dealer and Compensation

Selling commissions on the sale of Notes will be 50 bps and will be paid to the Broker-dealer by the Manager. Such amount may be subject to adjustment through side letters or other agreements. We have agreed to indemnify our Broker-dealer, the selling group members and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase the Notes; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the Notes.

How to Invest

Subscription Agreement

All investors will be required to complete and execute a subscription agreement in the form attached hereto as Exhibit 1A-1. The subscription agreement is available from your registered representative or financial adviser and should be delivered with your subscription purchase price in accordance with the instructions in the subscription agreement. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment which will be held in escrow by Bridge Bank until the next closing date. If the Company is dissolved or liquidated after the acceptance of a subscription, the respective subscription payment will be returned to the subscriber.

By completing and executing your subscription agreement or order form you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the Notes for your own account and that your rights and responsibilities regarding your Notes will be governed by the Note Agreement included as an exhibit to this offering circular.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
General

As of the date of this offering circular, the Issuer has not yet commenced active operations. Offering Proceeds will be applied to invest in collateralized senior loans and debt. We will experience a relative increase in liquidity as we receive additional proceeds from the sale of Notes and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our assets.

Further, we have not entered into any arrangements creating a reasonable probability that we will own a specific loan or other asset. The number of loans and other assets that we will acquire will depend upon the number of Notes sold and the resulting amount of the net proceeds available for investment in loans and other assets. Until required for the acquisition or operation of assets or used for distributions, we will keep the net proceeds of this offering at Bridge Bank or other financial institution until deployed.

We intend to make reserve allocations as necessary to (i) aid our objective of preserving capital for our investors by supporting the maintenance and viability of assets we acquire in the future and (ii) meet the necessary covenants of the Notes. If reserves and any other available income become insufficient to meet our covenants and cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, restructuring loans or liquidating our investment in one or more assets. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us. Additionally, our ability to borrow additional funds will be limited by the restrictions placed on our and our subsidiaries' borrowing activities by our Note Agreement. You understand that it will not constitute a default we are unable to obtain funds to cover our obligations.

Results of Operations

Having conducted limited operations, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted assets, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public in this offering up to $75,000,000 of Notes. Our principal demands for cash will be for acquisition costs, including the purchase price of any loans, securities or other assets we acquire, the payment of our operating and administrative expenses, and all continuing debt service obligations, including our debt service on the Notes. Generally, we will fund additional acquisitions from the net proceeds of this offering. We intend to acquire additional assets with cash and/or debt. As we are primarily dependent on capital raised in this offering to conduct our business, our investment activity over the next twelve (12) months may be dictated by the capital raised in this offering. We expect to originate or acquire loans and meet our business objectives regardless of the amount of capital raised in this offering. If the capital raised in this offering is insufficient to purchase assets solely with cash, we may implement a strategy of utilizing a mix of cash and debt to acquire assets.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, and all continuing debt service obligations, including the debt service obligations of the Notes. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent the performance of the of each of our assets and the economic and business environments of the various markets in which our underlying collateral is located. Our ability to liquidate our assets is partially dependent upon the state of the economy and the ability of debtors to obtain financing at reasonable commercial rates. In general, we intend to pay debt service from cash flow obtained from operations. If cash flow from operations is insufficient then we may exercise the option to partially leverage the asset to increase liquidity. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, we may use funds out of our Note Service Reserve. Moreover, our Manager may change this policy, in its sole discretion, at any time to facilitate meeting its cash flow obligations. If we are unable to pay interest it will not be a default of our obligations. See "Description of Notes - Certain Covenants" in this offering circular for more information.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of assets and undistributed cash flow, subject to the limitations previously described. Note that, currently, we have not identified any additional source of financing, other than existing investments and the proceeds of this offering, and there is no assurance that such sources of financing will be available on favorable terms or at all.

GENERAL INFORMATION AS TO OUR COMPANY

Our Company US Capital Global Lending, LLC, a Delaware limited liability company was formed on July 30, 2019, for the purpose of making and managing direct and indirect investments in debt of other companies and investment funds, primarily senior loans to funds that lend to qualifying SMBs. Although our operating history is limited, we have operated successfully to date and have audited financials. The Manager is responsible for servicing and operational oversight of our assets.

Our investment objective is to make direct and indirect debt investments in gold backed debt and securities, such as the Metals House Inc. Gold Backed 8% Notes Due April 30, 2026, as set forth in the Confidential Private Placement Memorandum dated May 2021, and we draw on our Manger?s established sourcing, underwriting and structuring capabilities in order to execute our investment strategy.

Our principal executive offices are located at 1 Ferry Building Suite 201, San Francisco, California 94111, and our telephone number is (415) 889-1010. For more information on our Manger, its website is www.uscapglobal.com. The information on, or otherwise accessible through, our Manger?s website does not constitute a part of this Offering Circular.

Our Manger. Our Manger is a San Francisco, California based full-service private financial group with an established track record in investment banking, wealth management and capital formation services. It leverages the latest FinTech and RegTech innovation to provide sophisticated debt, equity, and investment products to lower middle market companies and investors.

Operating Agreement

Management and Membership

Our management is entrusted solely to our Manager, which is also our sole member. Only our Manager, as our sole member, has the right to remove itself as our manager. Under our operating agreement, our Manager, as the manager and sole member, has complete and absolute control over us.

Indemnification

Our operating agreement limits the liability of our Manager. See
"Limitations on Liability" in this offering circular for more information.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, current, temporary and proposed U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a Noteholder. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such Noteholder?s particular circumstances or to Noteholders subject to special rules, including, without limitation:

a broker-dealer or a dealer in securities or currencies;

an S corporation;

a bank, thrift or other financial institution;

a regulated investment company or a real estate investment trust;

an insurance company

a tax-exempt organization;

a person subject to the alternative minimum tax provisions of the Code;

a person holding the Notes as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

a partnership or other pass-through entity;

a person deemed to sell the Notes under the constructive sale provisions of the Code;

a U.S. person whose ?functional currency? is not the U.S.
dollar; or

a U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Notes in this offering for cash and that hold the Notes as ?capital assets? within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, ?U.S. Holder? means a beneficial owner of the Notes that is, for U.S. federal income tax purposes:

an individual who is a citizen or resident of the U.S.;

a corporation (or other entity treated as a corporation for U.S.
federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or
(2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Notes.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes or that any such position would not be sustained.

THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

U.S. Holders

Interest

U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the Notes in accordance with such holder?s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Notes

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a Note equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefore (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder?s income) and the U.S. Holder?s adjusted tax basis in the Note. A U.S. Holder?s adjusted tax basis in a Note (or a portion thereof) generally will be the U.S. Holder?s cost therefore decreased by any payment on the Note other than a payment of qualified stated interest. This gain or loss will generally constitute capital gain or loss. In the case of a non-corporate U.S. Holder, including an individual, if the Note has been held for more than one year, such capital gain may be subject to reduced federal income tax rates. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

Certain individuals, trusts and estates are subject to a Medicare tax of 3.8% on the lesser of (i) ?net investment income?, or (ii) the excess of modified adjusted gross income over a threshold amount. Net investment income generally includes interest income and net gains from the disposition of Notes unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the Medicare tax on their ownership and disposition of Notes in light of their individual circumstances.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives interest and principal payments on the Notes or proceeds upon the sale or other disposition of such Notes (including a redemption or retirement of the Notes). Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

such holder fails to furnish its taxpayer identification number, or TIN, which, for an individual is ordinarily his or her social security number;

the IRS notifies the payor that such holder furnished an incorrect TIN;

in the case of interest payments such holder is notified by the IRS of a failure to properly report payments of interest or dividends;

in the case of interest payments, such holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such holder that it is subject to backup withholding; or

such holder does not otherwise establish an exemption from backup withholding.

A U.S. Holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the holder?s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders are encouraged to consult their tax advisors.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Code that may be relevant to a prospective investor, including plans and arrangements subject to the fiduciary rules of ERISA and plans or entities that hold assets of such plans (?ERISA Plans?); plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh plans, and medical savings accounts (together with ERISA Plans, ?Benefit Plans? or ?Benefit Plan Investors?); and governmental plans, church plans, and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements, which we refer to as Other Plans. This discussion does not address all the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether the investment:

will be consistent with applicable fiduciary obligations;

will be in accordance with the documents and instruments covering the investments by such plan, including its investment policy;

in the case of an ERISA plan, will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other provisions of the Code and ERISA;

will impair the liquidity of the Benefit Plan or Other Plan;

will result in unrelated business taxable income to the plan;
and

will provide sufficient liquidity, as there may be only a limited or no market to sell or otherwise dispose of our Notes.

ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Benefit Plan and persons who have specified relationships to the Benefit Plan, who are ?parties in interest? within the meaning of ERISA and, ?disqualified persons? within the meaning of the Code. Thus, a designated plan fiduciary of a Benefit Plan considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a prohibited transaction. Fiduciaries of Other Plans should satisfy themselves that the investment is in accord with applicable law.

Section 3(42) of ERISA and regulations issued by the Department of Labor, or DOL, provide guidance on the definition of plan assets under ERISA. These regulations also apply under the Code for purposes of the prohibited transaction rules. Under the regulations, if a plan acquires an equity interest in an entity which is neither a ?publicly-offered security? nor a security issued by an investment company registered under the Investment Company Act, the plan?s assets would include both the equity interest and an undivided interest in each of the entity?s underlying assets unless an exception from the plan asset regulations applies

We do not believe the DOL?s plan assets guidelines apply to our Notes or our company because our Notes are debt securities and not equity interests in us.

If the underlying assets of our company were treated by the Department of Labor as ?plan assets,? the management of our company would be treated as fiduciaries with respect to Benefit Plan Noteholders and the prohibited transaction restrictions of ERISA and the Code could apply to transactions involving our assets and transactions with ?parties in interest? (as defined in ERISA) or ?disqualified persons? (as defined in Section 4975 of the Code) with respect to Benefit Plan Noteholders. If the underlying assets of our company were treated as ?plan assets,? an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company under ERISA and expose the ERISA Plan fiduciary to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, an excise tax equal to 15% of the amount involved would be imposed under the Code, with an additional 100% excise tax if the prohibited transaction is not ?corrected.? Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our Manager, and possibly other fiduciaries of Benefit Plan Noteholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, could be required to restore to the plan any losses suffered by the ERISA Plan or any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA or similar account that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status. In that event, the IRA or other account owner generally would be taxed on the fair market value of all the assets in the account as of the first day of the owner?s taxable year in which the prohibited transaction occurred.?
DESCRIPTION OF NOTES

This description sets forth certain terms of the Notes that we are offering pursuant to this offering circular. We refer you to the Note Agreement provided as an Exhibit for a full disclosure of all such terms, as well as any other capitalized terms used in this offering circular for which no definition is provided.

Because this section is a summary, it does not describe every aspect of the Notes. We urge you to read the Note Agreement because that document and not this summary defines your rights as a Noteholder. Please review a copy of the Note Agreement. The Note Agreement is filed as an exhibit to the offering statement, of which this offering circular is a part, at www.sec.gov. You may also obtain a copy from us without charge. See ?Where You Can Find More Information? for more information. You further agree that the Note Agreement may distributed to you in a digital form or converted at any time, and you will agree to its terms electronically.

Ranking

The Notes will be our direct, Gold Backed obligations and will rank:

pari passu in right of payment with all our other gold backed indebtedness from time to time outstanding;

Interest

The Notes will bear interest quarterly at a rate equal to 7.00% per year compounded quarterly, subject to the availability of funds.

Interest will be paid to the record holders of the Notes quarterly in arrears, within 30 days of the quarter end, for the preceding fiscal quarter, beginning on such payment date immediately following the first full fiscal quarter after the initial closing in the offering and continuing until the Maturity Date, subject to the availability of funds. Interest will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months.

Upon maturity or renewal, we will make a payment to the Noteholders as described herein.

Manner of Offering

The offering is being made on a best-efforts basis through our managing broker-dealer and selling group members. Neither our managing broker-dealer, nor any selling group member, will be required to purchase any of the Notes.

Maturity and Renewal

The Notes will mature sixty months after they are issued. We will provide notice of maturity within 180 days prior to maturity. The Noteholders may respond to such notice and each may elect to have its Notes redeemed within 150 days prior to maturity. If a Noteholder does not elect to have its Notes redeemed in its response to the notice and if the Company does not otherwise redeem the Notes as otherwise described herein, immediately before maturity, the Notes will be automatically renewed for five years from the maturity date and at the same interest rate. If a Noteholder elects to be redeemed, we may, at our option, extend the maturity of the Notes held by such Noteholder for an additional six months to facilitate our redemption of those Notes by providing written notice of such extension after the election by the Noteholder to be redeemed and at least 60 days prior to the maturity date.

For any Notes offered hereby that mature after the three-year anniversary of the commencement of this offering, we expect that the renewal of such Notes may require us to file a new offering statement. In such a case, the new offering statement must be declared qualified before we will be able to renew your Note. In this event, if the new offering statement has not yet been filed or become effective, we will extend your period to elect to be redeemed until ten days following the date of our notice to you that the new offering statement has become effective, which notice will include a new offering circular.

THE REQUIRED INTEREST PAYMENTS AND PRINCIPAL PAYMENT ARE NOT A GUARANTY OF ANY RETURN TO YOU NOR ARE THEY A GUARANTY OF THE RETURN OF YOUR INVESTED CAPITAL. While our company is required to make interest payments and principal payment as described in the Note Agreement and above, our ability to honor these obligations will be subject to our ability to generate sufficient cash flow or procure additional financing in order to fund those payments. If we cannot generate sufficient cash flow or procure additional financing to honor these obligations, we may be forced to sell some or all of our company?s assets to fund the payments, or we may not be able to fund the payments in their entirety or at all. If we cannot fund the above payments, Noteholders will have claims against us with respect to such violation.

Noteholder Redemption

The Noteholders will have the right to have their Notes redeemed quarterly on a first come first served basis after 90 days prior written notice to Company subject to the availability of funds, We will endeavor to retain 5% of the outstanding principal balance of the Notes each quarter prior to Maturity for purpose of redemption and our obligation to redeem Notes in any given quarter is limited to 5% of the outstanding principal balance of the Notes. If sufficient funds are not available for redemption a Noteholder may request redemption in the following quarter and any priority it for redemption will be maintained based on the date of the initial request.

Optional Redemption

The Notes may be redeemed at our option at no penalty at any time. We may extend maturity on the Notes for six months in order to facilitate redemption of the Notes in our sole discretion. If the Notes are renewed for an additional term, we may redeem the Notes at any time during such renewal period. Any redemption will occur at a price equal to the then outstanding principal amount of the Notes, plus any accrued but unpaid interest.

Merger, Consolidation or Sale

We may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the successor entity, if other than us:

is organized and existing under the laws of the United States of America or any United States, or U.S., state or the District of Columbia; and

assumes all of our obligations to perform and observe all of our obligations under the Notes;

and provided further that no event of default under the Note
Agreement shall have occurred and be continuing.

The Note Agreement does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the Note Agreement does not contain any provision which would protect the Noteholders against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Event of Default

The following are events of default under the Note Agreement with respect to the Notes:

default in the payment of interest on the Notes, which continues for 60 days, but only if sufficient funds are available.

default in the payment of any principal of the Notes when due, which continues for 60 days, a cure period if sufficient funds are available;

default in the performance of any other obligation or covenant contained in the Note Agreement or in this offering circular for the benefit of the Notes, which continues for 120 days after written notice, a cure period;

specified events in bankruptcy, insolvency or reorganization of us;

any final and non-appealable judgment or order for the payment of money in excess of $25,000,000 singly, or in the aggregate for all such final judgments or orders against all such Persons is rendered against us and is not paid or discharged; and

 if funds are not available to pay interest at a rate equal to 7.00% per year compounded quarterly, the Company will endeavor to pay interest in an amount equal to the sum of cash interest collected by the Company in any given quarter as allocated to each Noteholder in proportion to the percentage of Notes held by each Noteholder out of the total amount of Notes outstanding, however in no event shall a failure to make payment constitute a default if sufficient funds are not available.

Remedies if an Event of Default Occurs

Subject to any respective cure period, if an event of default occurs and is continuing, the Noteholders of not less than a majority in aggregate principal amount of the Notes may declare the principal thereof and all unpaid interest thereon to be due and payable immediately. In such event, they will have the right force us to sell any assets held by us. We will be required to contribute the proceeds of any such sale to the repayment of the Notes.

At any time after the Noteholders have accelerated the repayment of the principal and all unpaid interest on the Notes, but before a judgment or decree for payment of money due is entered, the Noteholders of a majority in aggregate principal amount of outstanding Notes may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The Noteholders of a majority in principal amount of the outstanding Notes may waive any default.

Delivery and Form
A Note Agreements will be issued to investors in the form attached hereto as an exhibit and delivered to Noteholders after full execution.

MANAGERS AND EXECUTIVE OFFICERS

Set forth below is biographical information for our executive officers.

Name
Position
Age
Term
Hours per
Week
Jeffrey
Sweeney
Managing
Partner of
Sole
Member US
Capital
Global
Investment
Management
LLC

None
1-2
Charles
Towle
Co-
Managing
Partner of
Sole
Member US
Capital
Global
Investment
Management
LLC

None
1-2

Jeffrey Sweeney, Founder and Managing Partner
A seasoned industry veteran with deep experience in structured debt finance, Jeffrey Sweeney is Chairman and CEO at US Capital Global, a full-service private financial group headquartered in San Francisco, CA. Since 1998, the US Capital Global team has been providing well-structured, custom financing solutions to private and public companies with $5 million to $100 million in sales. The group makes direct debt investments between $500,000 and $50 million, participates in debt facilities, and originates and carries out due diligence on debt and equity private placements. The group also offers financial advisory services for capital formation through private placements, including early-stage or later-stage financings requiring equity or debt and buy-side and sell-side M&A through its registered broker dealer entity, US Capital Global Securities, LLC. Until September 2014, Mr. Sweeney served as a Managing Partner at Breakwater Investment Management, LLC (?Breakwater?), a Los Angeles-based private investment firm that is the General Partner of Breakwater Structured Growth Opportunities Fund LP (the ?Prior Fund?).1 The investment objective of the Prior Fund was to generate both current income and capital appreciation through direct debt investments accompanied with equity participation rights, primarily in growth-oriented companies in the United States. In 2009, as a Managing Partner, Mr. Sweeney established the Prior Fund and was primarily responsible for architecting its structure, strategy, and portfolio management techniques. A lead member of the Prior Fund?s Investment Committee, Mr. Sweeney played a key role in approving the Prior Fund?s investments and also brought in a majority of its investors. The Prior Fund developed an impressive five-year track record from its inception in early 2009, despite the slow and drawn-out economic recovery and ongoing turbulence in the global markets. He grew the business to over $4 Billion in lending opportunities each year. In 2014, Mr. Sweeney sold his interest and formally separated from the management of the Prior Fund, freeing him to create US Capital Global Investment Management, LLC and establish a family of US Capital funds focusing on attractive market niches and alternative asset management strategies. In 2015, Mr. Sweeney launched US Capital Business Credit Income Fund, a $250 million fund that aims to both preserve principal and achieve consistent attractive returns by making primarily senior debt investments in small and lower middle market private and public companies located primarily in the United States.

Charles V. Towle, Co-Managing Partner ? US Capital Global
Investment Management
Charles Towle is Co-Managing Partner at US Capital Global Investment Management, LLC and a member of its Investment Committee. He also serves as the Division Head and licensed principal of US Capital Global Securities, LLC, a broker-dealer that serves as distributor for the Fund and other investment vehicles structured by US Capital Global Investment Management, LLC. In addition, Mr. Towle is Managing Partner at US Capital Global. Since joining in 2006, Mr. Towle has helped grow the firm into a leading private investment bank for small and medium-sized businesses in the United States. As Managing Partner, Mr. Towle oversees US Capital Global?s banking professionals, in addition to the firm?s established affiliates and institutional investors. A structured funding and corporate finance specialist, Mr. Towle has over 10 years of business development, asset management, corporate finance, capital markets, and general business management experience. Prior to joining US Capital Global, Mr. Towle gained extensive entrepreneurial and investment experience, serving as a limited partner, financial officer, or board member of various investment and endowment funds and small and medium-sized businesses, both in the United States and abroad. Mr. Towle has served as a board member for Turnaround Management Association
(TMA). Currently, he sits on the National Board of the Commercial Finance Association (CFA), and remains a member of TMA and Association for Corporate Growth (ACG). Mr. Towle chairs the finance committees of two educational trusts, and serves as a board member of Bhakti Projects, Inc., an international nonprofit. He actively supports several local and international nonprofits, including The Puente Project in California and Food for Life in India. In addition, he collaborates with Cranmore Foundation, a thought leader in organizational wisdom. Mr. Towle received a B.S. in Business Administration
(emphasis in Corporate Finance and International Business) and an M.B.A. (emphasis in Sustainable Business) from San Francisco State University. He holds Series 24 and 79 designations from FINRA.

COMPENSATION

There are no management fees payable by the Company in
connection with the Offering.
Name
Capacity
Cash
Compensation
Other
Compensation
Total
Jeffrey
Sweeney
Managing
Partner of
Sole
Member US
Capital
Global
Investment
Management
LLC
0
0
0
Charles
Towle
Co-
Managing
Partner of
Sole
Member US
Capital
Global
Investment
Management
LLC
0
0
0

SECURITY OWNERSHIP

The Issuer is 100% owned by US Capital Global Investment
Management LLC its Sole Member.

Title of
Class
Name and
Address of
Beneficial
Owner
Amount and
nature of
beneficial
ownership
Amount and
nature of
beneficial
ownership
acquirable
Percent
of
Class
Membership
US Capital
Global
Investment
Management
LLC 1
Ferry
Building,
Suite 201
San
Francisco,
California
94111
100%
membership
interest
0
100%

LIMITATIONS ON LIABILITY

Our Manager and executive officers, if any are appointed by our Manager, will owe fiduciary duties to our company and our members in the manner prescribed in the Delaware Limited Liability Company Act and applicable case law. Neither our Manager nor any executive officer will owe fiduciary duties to our Noteholders. Our Manager is required to act in good faith and in a manner that it determines to be in our best interests. However, nothing in our operating agreement precludes our Manager or executive officers or any affiliate of our Manager or any of their respective officers, directors, employees, members or trustees from acting, as a director, officer or employee of any corporation, a trustee of any trust, an executor or administrator of any estate, a member of any company or an administrative official of any other business entity, or from receiving any compensation or participating in any profits in connection with any of the foregoing, and neither our company nor any member shall have any right to participate in any manner in any profits or income earned or derived by our Manager or any affiliate thereof or any of their respective officers, directors, employees, members or trustees, from or in connection with the conduct of any such other business venture or activity. Our Manager, its executive officers, any affiliate of any of them, or any shareholder, officer, director, employee, partner, member or any person or entity owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, provided that such activities do not compete with the business of our company or otherwise breach their agreements with our company; and no member or other person or entity shall have any interest in such other business or venture by reason of its interest in our company.

Our Manager or executive officers have no liability to our company or to any member for any claims, costs, expenses, damages, or losses suffered by our company which arise out of any action or inaction of any manager or executive officer if such manager or executive officer meets the following standards:
(i) such manager or executive officer, in good faith, reasonably determined that such course of conduct or omission was in, or not opposed to, the best interests of our company, and (ii) such course of conduct did not constitute fraud, willful misconduct or gross negligence or any breach of fiduciary duty to our company or its members. These exculpation provisions in our operating agreement are intended to protect our Manager and executive officers from liability when exercising their business judgment regarding transactions we may enter into.

Insofar as the foregoing provisions permit indemnification or exculpation of our Manager, executive officers or other persons controlling us from liability arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification and exculpation is against public policy as expressed in the Securities Act and is therefore unenforceable. ?
INDEPENDENT AUDITORS

The financial statements of our company, which comprise the balance sheet as of December 31, 2020 and the related statements of operations, members' equity and cash flows for the period from July 30, 2019 (date of inception) through December 31, 2020 included in this offering circular and the related notes to those financial statements, have been audited by Naper CPA Group, an independent public accounting firm, as stated in their report appearing elsewhere herein.

The statements from January 1, 2021 to December 31, 2021 have not yet been audited.
?
LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the Notes, will be passed upon for us by Sances Law.

?
WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our Manger maintains a website, https://www.uscapglobal.com, which contains additional information concerning us, our Manager. We will file, annual, semi-annual and special reports, and other information, as applicable, with the SEC. You may read and copy any document filed with the SEC at the SEC's public company reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, and informational statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).

Our company has filed an offering statement of which this offering circular is a part with the SEC under the Securities Act. The offering statement contains additional information about us. You may inspect the offering statement without charge at the office of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

This offering circular does not contain all of the information included in the offering statement. We have omitted certain parts of the offering statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the offering statement, which may be found at the SEC's website at http://www.sec.gov. Statements contained in this offering circular and any accompanying supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

?


INDEX TO FINANCIAL STATEMENTS

Description
Page


Independent Accountant Audit Report FY 2020t
40


FY 2021 Unaudited Profit & Loss Statement
52


FY 2021 Unaudited Balance Sheet
53

?












US CAPITAL GLOBAL LENDING LLC

Financial Statements For The Year Ended December
31, 2020

TOGETHER WITH INDEPENDENT ACCOUNTANT AUDIT REPORT

















TABLE OF CONTENTS

Description
Page

Independent Accountant Audit Report
...??????????????????????????????????3

Profit & Loss Statement
...??????????????????????????????????????????..4

Balance Sheet
...????????????????????????????????????????????????.5

Statement of Cashflows
...??????????????????????????????????????????..6

Statement of Shareholders? Equity
?????????????????????????.???????????..7

Notes to Accompanied Financial Statements
?.???????????????????..?????????..8-11
 	 ?

INDEPENDENT ACCOUNTANT AUDIT REPORT

To the Management of US CAPITAL GLOBAL LENDING LLC

We have audited the accompanying financial statements of US CAPITAL GLOBAL LENDING LLC, which comprise the Balance Sheet as of December 31, 2020, the related Profit & Loss Statement, the related Statement of Cashflows, and the related Statement of Shareholders? Equity for the 12-month periods then ended.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of US CAPITAL GLOBAL LENDING LLC as of December 31, 2020, and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Management?s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor?s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor?s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity?s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity?s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.


Omar Alnuaimi, CPA

Naperville
, IL May
11, 2021


PROFIT & LOSS STATEMENT
 FOR THE YEAR ENDED DECEMBER 31,
2020
Investment Income
Total Investment Income
Expense

79,836
Interest Expense

45,452
Charitable Contributions

23,200
Bank Fees

110
Total Expense

68,762
Net Income Before Provision for Income Tax

11,074
Provision for Income Taxes

-
Net Income (Loss)
$
11,074
	Revenue - Interest Income	$         79,836

?
BALANCE SHEET
DECEMBER 31, 2020
ASSETS
CURRENT ASSETS

Cash and Cash Equivalents
$
6,443
Note Receivable - Current Portion

400,000
Interest Receivable - Current Portion

15,967

NON?CURRENT ASSETS
Note Receivable
Interest
Receivable
TOTAL CURRENT ASSETS

422,410

1,600,000
63,868
	TOTAL NON-CURRENT ASSETS	   1,663,868
TOTAL CURRENT LIABILITIES
NON?CURRENT LIABILITIES
Notes Payable
Interest Payable
TOTAL NON-CURRENT LIABILITIES
TOTAL LIABILITIES
OWNER'S EQUITY
Owner's Contribution
Retained Earnings (Deficit)
Net Income (Loss)

300,039

1,170,720
29,435
1,200,155

1,500,194

575,011

-

11,074
	TOTAL ASSETS	   2,086,278
LIABILITIES AND OWNER'S EQUITY
CURRENT LIABILITIES

Notes Payable - Current Portion

292,680
Interest Payable - Current Portion

7,359

	TOTAL SHAREHOLDERS' EQUITY	      586,085
	TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 2,086,278
STATEMENT OF CASHFLOWS
 FOR THE YEAR ENDED DECEMBER 31,
2020
OPERATING ACTIVITIES

Net Income
Non-Cash Adjustments
$
11,074
Increase in Interest Payable

36,794
Increase in Interest Receivable

(79,836)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES
INVESTING ACTIVITIES

(31,968)
Notes Receivable

(2,000,000)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES
FINANCING ACTIVITIES

(2,000,000)
Notes Payable
  1,463,400
Owner's Contribution (net)

575,011

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES

2,038,411
NET INCREASE (DECREASE) IN CASH

6,443
CASH AT BEGINNING OF PERIOD

-

CASH AT END OF PERIOD	$        6,443


STATEMENT OF SHAREHOLDERS'
EQUITY December 31, 2020
Balance, December 31, 2019
Opening
Equity
Balance
Yearly
Changes
Total

$
-
$
-
$
-
Net Income for the period ending December
31, 2020

-

11,074

11,074
Equity Contributions
(Distributions) Balance,
December 31, 2020

-

575,011

575,011

$
?
$
586,085
$
586,085
?

NOTE A ? ORGANIZATION AND NATURE OF ACTIVITIES

US CAPITAL GLOBAL LENDING LLC (the ?Company?) is a newly established Delaware limited liability company. The Company is a collective investment vehicle created for the purpose of making and managing direct and indirect investments in debt securities of other companies and investment funds. The securities to be purchased and managed by The Company are referred to as ?Securities.?

The Company primarily raises capital for Securities purchased via the issuance of Note Debt Instruments
(Notes) to accredited investors. The investment objective of The Company is to repay its obligations (Notes) by making direct and indirect debt investments in small and medium-sized businesses (SMBs) located primarily in the United States. The Company will seek to primarily make senior loans of $1 million to $10 million to funds that lend to qualifying SMBs.

The Company is managed (and 100% owned) exclusively by US Capital Global Investment Management, LLC, a Delaware limited liability company that was formed in October 2014 for the purpose of managing private investment funds. US Capital Global Investment Management, LLC will be responsible for supervising all the activities of The Company. which is a related party (see ?NOTE C ? RELATED PARTIES? for more details).

NOTE B ? SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (?US GAAP?). As a result, the
Company records revenue when earned and expenses when incurred.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities and other items, as well as the reported revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and any cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.





NOTE B ? SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value Measurements

The Company has determined the fair value of certain assets and liabilities in accordance with United States generally accepted accounting principles (?GAAP?), which provides a framework for measuring fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy has been established, which prioritizes the valuation inputs into three broad levels. Level 1 inputs consist of quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset or liability. Level 3 inputs are unobservable inputs related to the asset or liability.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred, or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.

Income Taxes

The Company is a Limited Liability Company (?LLC?) for income tax purposes (effective through December 31, 2020). In lieu of corporate income taxes, the owners are taxed on their proportionate shares of the Company?s taxable income. Accordingly, no liability for federal or state income taxes and no provision for federal or state income taxes have been included in the financial statements. The Company accounts for the effect of any uncertain tax positions based on a "more likely than not'' threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a "cumulative probability assessment" that aggregates the estimated tax liability for all uncertain tax positions. Interest and penalties assessed, if any, are accrued as income tax expense. The Company has identified its tax status as a limited liability company electing to be taxed as a pass-through entity as its only significant tax position; however, the Company has determined that such tax position does not result in an uncertainty requiring recognition.

Commitments and Contingencies

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its members.

NOTE C ? RELATED PARTIES

For purposes of this note, the following parties will be referred to as follows:

?The Company? = US CAPITAL GLOBAL LENDING LLC
?Party A? = US CAPITAL GLOBAL INVESTMENT MANAGEMENT, LLC
?Party B? = US CAPITAL GLOBAL BUSINESS CREDIT INCOME FUND, LP
?Party C? = US CAPITAL GLOBAL SECURITIES, LLC (USCGS)
?Party D? = US CAPITAL GLOBAL PARTNERS, LLC

The Company is managed (and 100% owned) exclusively by Party
A. Party C acts as the Placement Agent for the Notes offered by The Company and receives Placements Agent Fees paid by Party A. As part of The Company?s investment portfolio, The Company intends to include investments in Party B.

The Co-Managing Partners of Party A are Jeffrey Sweeney and
Charles Towle. As Co- Managing Partners of Party A, Mr.
Sweeney and Mr. Towle will be responsible for evaluating, negotiating, structuring, closing and monitoring The Company?s investment in Securities.

In addition to the above specific business relationships, all five entities are considered affiliated entities
(?Affiliated Entities?). Charles Towle is Co-Managing Partner of the Affiliated Entities and the Division Head and licensed principal of Party C. Jeffrey Sweeney is Co-Managing Partner of the Affiliated Entities and an indirect controlling stockholder of the Affiliated Entities. Additionally, Party D, may act or has acted in the capacity of a financial advisors to portfolio companies, to facilitate the structuring of The Company?s offering.

NOTE D ? NOTE RECEIVABLE

The Company has one Note Receivable instrument in the amount of $2 Million with a stated interest rate of two percent (2%) per quarter on the outstanding principal amount that has been loaned by The Company to US Capital Global Business Credit Income Fund, LP (see ?NOTE C ? RELATED PARTIES?). The terms of the agreement state The Company has the right to ?call? the note at any time. In the event The Company ?calls? the note, the borrower is required to repay the lessor of the outstanding principal & interest balance or 5% of the outstanding balance at the end of each quarter. Any unpaid balance over 5% shall be rolled over into the next quarter until the full balance has been repaid.










NOTE E ? NOTES PAYABLE

The Company has two Note Payable instruments. The first instrument is in the amount of $1.3 Million with a stated interest rate of two percent (2%) per quarter. The terms of the agreement state the holder of the note has the right to ?call? the note at any time. In the event the holder ?calls? the note, The Company is required to repay the lessor of the outstanding principal & interest balance or 5% of the outstanding balance at the end of each quarter. Any unpaid balance over 5% shall be rolled over into the next quarter until the full balance has been repaid.

The second instrument is in the amount of $163,400 (as of December 31, 2020) with a stated interest rate of two percent (2%) per quarter. The terms of the agreement state the holder of the note has the right to ?call? the note at any time. In the event the holder ?calls? the note, The Company is required to repay the lessor of the outstanding principal & interest balance or 5% of the outstanding balance at the end of each quarter. Any unpaid balance over 5% shall be rolled over into the next quarter until the full balance has been repaid.

NOTE F ? CONCENTRATIONS OF RISK

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company places its cash and any cash equivalents with a limited number of high-quality financial institutions and do not exceed the amount of insurance provided on such deposits.

NOTE G ? SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 11, 2021, the date on which the financial statements were available to be issued. Management has determined that none of the events occurring after the date of the balance sheet through the date of Management?s review substantially affect the amounts and disclosure of the accompanying financial statements.
?

?

?


FORM 1-A
Regulation A Offering Circular
Part III ? Exhibits

US CAPITAL GLOBAL LENDING, LLC
1 Ferry Building, Suite 201
San Francisco, California 94111
(415) 889-1010



The following Exhibits are filed as part of this Offering
Statement:

Exhibit 1A-1
Certificate and Operating Agreement
Exhibit 1A-2
Form of Subscription Agreement.
Exhibit 1A-3
Form of Note Agreement.
Exhibit 1A-4
Consent of Independent Auditor.
Exhibit 1A-5
Legal Opinion of Sances Law



Exhibit 1A-1	Certificate and Operating Agreement
?
State of Delaware
Secreta1Y of State
Division of Corporations
Delivered 10:18
FILED 10:18 AM07 30/2019
SR 20196222700 - FileNumber 7538184
CERTIFICATE OF FORMATION
OF
US Capital Global Lending LLC
 (A Delaware Limited Liability Company)
First: The name of the limited liability company is:
US Capital Global Lending LLC
    Second: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes,
Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.
    IN WITNESS WHEREOF, the undersigned, being fully authorized to execute and file this document have signed below and executed this Certificate of Formation on this July 30, 2019.

Harvard Business Services, Inc., Authorized Person
By: Michael J. Bell, President
?
Operating Agreement

   US Capital Global
Lending, LLC a Delaware
Limited Liability Company


      THIS OPERATING AGREEMENT of US Capital Global
Lending LLC (the "Company") is entered into as of the date set forth on the signature page of this Agreement by each of the Members listed on Exhibit A of this Agreement.

      A.	The Members have formed the Company as a Delaware
limited liability company under the Delaware Revised Uniform Limited Liability Company Act. The purpose of the Company is to conduct any lawful business for which limited liability companies may be organized under the laws of the state of Delaware. The Members hereby adopt and approve the articles of organization of the Company filed with the Delaware
Secretary of State.

      B.	The Members enter into this Agreement to provide for
the governance of the Company and the conduct of its business, and to specify their relative rights and obligations.



ARTICLE 1: DEFINITIONS


      Capitalized terms used in this Agreement have the meanings specified in this Article 1 or elsewhere in this Agreement and if not so specified, have the meanings set forth in the Delaware Revised Uniform Limited Liability
Company Act.

      "Agreement" means this Operating Agreement of the Company, as may be amended from time to time.

      "Capital Account" means, with respect to any Member, an account consisting of such Member's Capital Contribution,
(1) increased by such Member's allocated share of income and gain, (2) decreased by such Member's share of losses and deductions,(3) decreased by any distributions made by the Company to such Member, and (4) otherwise adjusted as required in accordance with applicable tax laws.

time to time according to the terms of this Agreement.

      "Member" means each Person who acquires Membership
Interest pursuant to this Agreement. The Members are listed on Exhibit A, as may be updated from time to time according to the terms of this Agreement. Each Member has the rights and obligations specified in this Agreement.

      "Membership Interest" means the entire ownership interest of a Member in the Company at any particular time, including the right to any and all benefits to which a Member may be entitled as provided in this Agreement and under the Delaware Revised Uniform Limited Liability
Company Act, together with the obligations of the Memb er to comply with all of the terms and provisions of this Agreement.

      "Ownership Interest" means the Percentage Interest or
Units, as applicable, based on the manner in which relative ownership of the Company is divided.

      "Percentage Interest" means the percentage of ownership in the Company that, with respect to each Member, entitles the Member to a Membership Interest and is expressed as either:

A.	If ownership in the Company  is expressed in terms
of percentage, the percentage set forth opposite the name of each Member on Exhibit A, as may be adjusted from time to time pursuant to this Agreement; or

B.	If ownership in the Company is expressed in Units,
the ratio, expressed as a percentage, of:

(1)	the number of Units owned  by the Member
(expressed  as "MU" in the equation below)
divided  by
(2)	the total number  of Units owned  by all of
the Members of the Company (expressed as "TU" in the equation below).

Percentage Interest = MU-
TU

      "Person" means an individual (natural
person), partnership, limited partnership, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

      "Units" mean, if ownership in the Company is expressed in Units, units of ownership in the Company, that, with respect to each Member, entitles the Member to a Membership Interest which, if applicable, is expressed as the number of Units set forth opposite the name of each Member on Exhibit A, as may be adjusted from time to time pursuant to this Agreement.



ARTICLE 2: CAPITAL CONTRIBUTIONS, ADDITIONAL MEMBERS, CAPITAL
ACCOUNTS AND LIMITED LIABILITY

      2.1 Initial Capital Contributions. The names of all Members and each of their respective addresses, initial Capital Contributions, and
Ownership Interests must be set forth on Exhibit
A. Each Member has made or agrees to make the initial Capital Contribution set forth next to such Member's name on Exhibit A to become a Member of the Company.

      2.2 Subsequent Capital Contributions.
Members are not obligated to make additional
Capital Contributions unless unanimously agreed by all the Members. If subsequent Capital
Contributions are unanimously agreed by all the Members in a consent in writing, the Members may make such additional Capital Contributions on a pro rata basis in accordance with each Member's respective Percentage Interest or as otherwise unanimously agreed by the Members.


2.3 Additional Members.


      A.	With the exception of a transfer of interest
(1) governed by
Article 7 of this Agreement or (2) otherwise expressly authorized by this Agreement, additional Persons may become Members of the Company and be issued additional Ownership
Interests only if approved by and on
terms determined by a unanimous written
agreement Signed by all of the existing
Members.

      B.	Before a Person may be admitted as a Member of
the Company, that Person must sign and deliver to the Company the documents and instruments, in the form and containing the information required by the Company, that the Members deem necessary or desirable. Membership
Interests of new Members will be allocated according to the terms of this Agreement.

      2.4	Capital Accounts.  Individual Capital Accounts must
be maintained for each Member, unless (a) there is only one
Member of the Company and (b) the Company is exempt according to applicable tax laws. Capital Accounts must be maintained in accordance with all applicable tax laws.

      2.5	Interest. No interest will be paid by the Company
or otherwise on Capital Contributions or on the balance of a Member's Capital Account.


      2.6	Limited Liability; No Authority.  A Member will not
be bound by, or be personally liable for, the expenses, liabilities, debts, contracts, or obligations of the Company, except as otherwise provided in this Agreement or as required by the Delaware Revised Uniform Limited
Liability Company Act. Unless expressly provided in this Agreement, no Member, acting alone, has any authority to undertake or assume any obligation, debt, or responsibility, or otherwise act on behalf of, the Company or any other
Member.



ARTICLE 3: ALLOCATIONS AND DISTRIBUTIONS


      3.1 Allocations. Unless otherwise agreed to by the unanimous consent of the Members any income, gain, loss, deduction, or credit of the Company will be allocated for accounting and tax purposes on a pro rata basis in proportion to the respective Percentage Interest held by each Member and in compliance with applicable tax laws.

      3.2 Distributions. The Company will have the right to make distributions of cash and property to the Members on a pro rata basis in proportion to the respective Percentage
Interest held by each Member. The timing and amount of distributions will be determined by the Members in accordance with the Delaware Revised Uniform Limited
Liability Company Act.

      3.3 Limitations on Distributions. The Company must not make a distribution to a Member if, after giving effect to the distribution:

A.	The Company would be unable to pay its debts as they
become due  in the usual course  of business; or
B.	The fair value of the Company's total assets would be
less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Members, if any, whose preferential rights are superior to those of the Members receiving the distribution.


ARTICLE 4: MANAGEMENT


4.1 Management.


      A.	Generally. Subject to the terms of this Agreement
and the Delaware Revised Uniform Limited Liability Company
Act, the business and affairs of the Company will be managed by the Members.

      B.	Approval and Action. Unless greater or other
authorization is required pursuant to this Agreement or under the Delaware Revised Uniform Limited Liability Company Act for the Company to engage in an activity or transaction, all activities or transactions must be approved by the Members, to constitute the act of the Company or serve to bind the Company. With such approval, the signature of any Members authorized to sign on behalf of the Company is sufficient to bind the Company with respect to the matter or matters so approved. Without such approval, no Members acting alone may bind the Company to any agreement with or obligation to any third party or represent or claim to have the ability to so bind the Company.

      C.	Certain Decisions Requiring Greater
Authorization. Notwithstanding clause B above, the following matters require unanimous approval of the Members in a consent in writing to constitute an act of the Company:

(i)	A material change in the purposes or the
nature of the Company's business;


(ii)	With the exception of a transfer of interest
governed by Article 7 of this Agreement, the admission of a new Member or a change in any Member's Membership Interest, Ownership
Interest, Percentage Interest, or Voting
Interest in any manner  other than in
accordance with this Agreement;

(iii)	The merger of the Company with any other
entity or the sale of all or substantially all
of the Company's assets; and
(iv)	The amendment of this Agreement.


      4.2 Officers. The Members are authorized to appoint one or more officers from time to time. The officers will have the titles, the authority, exercise the powers, and perform the duties that the Members determine from time to time. Each officer will continue to perform and hold office until such time as (a) the officer's successor is chosen and appointed by the Members; or (b) the officer is dismissed or terminated by the Members, which termination will be subject to applicable law and, if an effective employment agreement exists between the officer and the Company, the employment agreement. Subject to applicable law and the employment agreement (if any), each officer will serve at the direction of Members, and may be terminated, at any time and for any reason, by the Members.

ARTICLE 5: ACCOUNTS AND ACCOUNTING


5.1 Accounts. The Company must maintain complete accounting records of the
Company's business, including a full and accurate record of each Company transaction.
The records must be kept at the Company's principal executive office and must be open to inspection and copying by Members during normal business hours upon reasonable notice by the Members wishing to inspect or copy the records or their authorized representatives, for purposes reasonably related to the Membership Interest of such Members. The costs of inspection and copying will be borne by the respective Member.

      5.2 Records. The Members will keep or cause the Company to keep the following business records.

(i)	An up to date list of the Members, each of
their respective full legal names, last known business or residence address, Capital
Contributions, the amount and terms of any agreed upon future
Capital Contributions, and Ownership
Interests, and Voting Interests;

(ii)	A copy of the Company's federal, state, and
local tax information and income tax returns and reports, if any, for the six most recent taxable years;

(iii)	A copy of the articles of organization of the
Company, as may be amended from time to time
("Articles of Organization"); and

(iv)	An original signed copy, which may include
counterpart signatures, of this Agreement, and any amendments to this Agreement, signed by all then-current Members.

      5.3	Income Tax Returns. Within 45 days after the end of
each taxable year, the Company will use its best efforts to send each of the Members all information necessary for the Members to complete their federal and state tax information, returns, and reports and a copy of the Company's federal, state, and local tax information or income tax returns and reports for such year.

      5.4	Subchapter S Election. The Company may, upon
unanimous consent of the Members, elect to be treated for income tax purposes as an S Corporation. This designation may be changed as permitted under the Internal Revenue Code
Section 1362(d) and applicable Regulations.


      5.5	Tax Matters Member. Anytime the Company  is
required to designate or select a tax matters partner pursuant to Section 6231(a)(7) of the Internal Revenue Code and any regulations issued by the Internal Revenue Service, the Members must designate one of the Members as the tax matters partner of the Company and keep such designation in effect at all times.

      5.6	Banking. All funds of the Company must be deposited
in one or more bank
accounts in the name of the Company with one or more recognized financial institutions. The Members are authorized to establish such accounts and complete, sign, and deliver any banking resolutions reasonably required by the respective financial institutions in order to establish an account.



ARTICLE 6: MEMBERSHIP- VOTING AND MEETINGS


      6.1 Members and Voting Rights. The Members have the right and power to vote on all matters with respect to which the Articles of Organization, this Agreement, or the Delaware Revised Uniform Limited Liability Company Act requires or permits. Unless otherwise stated in this Agreement (for example, in Section 4.1(c)) or required under the Delaware Revised Uniform Limited Liability Company Act, the vote of the Members holding at least a majority of the Voting Interest of the Company is required to approve or carry out an action.

6.2 Meetings of Members. Annual, regular, or special meetings of the Members are not required but may be held at such time and place as the Members deem necessary or desirable for the reasonable management of the Company.
Meetings may be called by any Member or Members, holding
10% or more of the Percentage Interests, for the purpose of addressing any matters on which the Members may vote. A written notice setting forth the date, time, and location of a meeting must be sent at least ten (10) days but no more than sixty (60) days before the date of the meeting to each Member entitled to vote at the meeting. A Member may waive notice of a meeting by sending a signed waiver to the Company's principal executive office or as otherwise provided in the Delaware Revised Uniform Limited Liability
Company Act. In any instance in which the approval of the Members is required under this Agreement, such approval may be obtained in any manner permitted by the Delaware Revised
Uniform Limited Liability Company Act, including by conference call or similar communications equipment. Any action that could be taken at a meeting may be approved by a consent in writing that describes the action to be taken and is signed by Members holding the minimum Voting
Interest required to approve the action. If any action is taken without a meeting and without unanimous written consent of the Members, notice of such action must be sent to each Member that did not consent to the action.


ARTICLE 7: WITHDRAWAL AND TRANSFERS OF MEMBERSHIP INTERESTS


      7.1 Withdrawal. Members may withdraw from the Company prior to the dissolution and winding up of the Company (a) by transferring or assigning all of their respective Membership Interests pursuant to Section 7.2 below, or (b) if all of the Members unanimously agree in a written consent. Subject to the provisions of Article 3, a Member that withdraws pursuant to this Section 7.1will be entitled to a distribution from the Company in an amount equal to such Member's Capital Account, which must be paid by the Company to such Member within ninety (90) days of the withdrawal date unless otherwise agreed in writing.

      7.2 Restrictions on Transfer; Admission of Transferee. A Member may transfer Membership Interests to any other Person without the consent of any other Member. A person may acquire Membership Interests directly from the Company upon the written consent of all Members. A Person that acquires Membership Interests in accordance with this Section 7.2 will be admitted as a Member of the Company only after the requirements of Section 2.3(b) are complied with in full.

ARTICLE 8: DISSOLUTION


      8.1 Dissolution. The Company will be dissolved upon the first to occur of the following events:

(i)	The vote of the Members holding at least a
majority of the Voting Interest of the
Company to dissolve the Company;


(ii)	Entry of a decree of judicial dissolution
under Section 17707.01of the Delaware Revised
Uniform Limited Liability Company Act;

(iii)	The sale or transfer of all or substantially
all of the Company's assets;

(iv)	A merger or consolidation of the Company with
one or more entities in which the Company is not the surviving entity; or

(v)	The Company  has no members during  90
consecutive days, except on the death of a natural person who is the sole member of the Company, the status of the member, including
Membership Interest, may pass to the heirs, successors, and assigns of the member by will or applicable law.

      8.2 No Automatic Dissolution Upon Certain Events. Unless otherwise set forth in this Agreement or required by applicable law, the death, incapacity, disassociation, bankruptcy, or withdrawal of a Member will not automatically cause a dissolution of The Company.

ARTICLE 9: INDEMNIFICATION


      9.1 Indemnification. The Company has the power to defend, indemnify, and hold harmless any Person who was or is a party, or who is threatened to be made a party, to any Proceeding (as that term is defined below) by reason of the fact that such Person was or is a Member, officer, employee, representative, or other agent of the Company, or was or is serving at the request of the Company as a director, Governor, officer, employee, representative or other agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise (each such Person is referred to as a "Company
Agent"), against Expenses (as that term is defined below), judgments, fines, settlements, and other amounts
(collectively, "Damages") to the maximum extent now or hereafter permitted under Delaware law. "Proceeding," as used in this Article 9, means any threatened, pending, or completed action, proceeding, individual claim or matter within a proceeding, whether civil, criminal, administrative, or investigative. "Expenses," as used in this Article 9, includes, without limitation, court costs, reasonable attorney and expert fees, and any expenses incurred relating to establishing a right to indemnification, if any, under this Article 9.

      9.2 Mandatory. The Company must defend, indemnify and hold harmless a Company Agent in connection with a Proceeding in which such Company Agent is involved if, and to the extent, Delaware law requires that a limited liability company indemnify a Company Agent in connection with a Proceeding.

      9.3 Expense Paid by the Company Prior to Final
Disposition. Expenses of each Company Agent indemnified or held harmless under this Agreement that are actually and reasonably incurred in connection with the defense or settlement of a Proceeding may be paid by the Company in advance of the final disposition of a Proceeding if authorized by a vote of the Members that are not seeking indemnification holding a majority of the Voting Interests
(excluding the Voting Interest of the Company Agent seeking indemnification). Before the Company makes any such payment of Expenses, the Company Agent seeking indemnification must deliver a written undertaking to the Company stating that such Company Agent will repay the applicable Expenses to the Company unless it is ultimately determined that the Company Agent is entitled or required to be indemnified and held harmless by the Company (as set forth in Sections 9.1or 9.2 above or as otherwise required by applicable law).

ARTICLE 10: GENERAL PROVISIONS


      10.1 Notice. (a) Any notices (including requests, demands, or other communications) to be sent by one party to another party in connection with this Agreement must be in writing and delivered personally, by reputable overnight courier, or by certified mail (or equivalent service offered by the postal service from time to time) to the following addresses or as otherwise notified in accordance with this
Section: (i) if to the Company, notices must be sent to the Company's principal executive office; and (ii) if to a Member, notices must be sent to the Member's last known address for notice on record. (b) Any party to this Agreement may change its notice address by sending written notice of such change to the Company in the manner specified above. Notice will be deemed to have been duly given as follows: (i) upon delivery, if delivered personally or by reputable overnight carrier or (ii) five days after the date of posting if sent by certified mail.

      10.2 Entire Agreement; Amendment. This Agreement along with the Articles of Organization (together, the "Organizational Documents"), constitute the entire agreement among the Members and replace and supersede all prior written and oral understandings and agreements with respect to the subject matter of this Agreement, except as otherwise required by the Delaware Revised Uniform Limited Liability Company Act. There are no representations, agreements, arrangements, or undertakings, oral or written, between or among the Members relating to the subject matter of this Agreement that are not fully expressed in the Organizational Documents. This Agreement may not be modified or amended in any respect, except in a writing signed by all of the Members, except as otherwise required or permitted by the Delaware Revised Uniform Limited Liability Company Act.

      10.3 Governing Law; Severability. This Agreement will be construed and enforced in accordance with the laws of the state of Delaware. If any provision of this Agreement is held to be unenforceable by a court of competent jurisdiction for any reason whatsoever, (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any provisions containing any such unenforceable provision that are not themselves unenforceable) will not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the unenforceable provision will be deemed modified and replaced by a provision that approximates the intent and economic effect of the unenforceable provision and the Agreement will be deemed amended accordingly.

      10.4 Further Action. Each Member agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

      10.5 No Third Party Beneficiary. This Agreement is made solely for the benefit of the parties to this Agreement and their respective permitted successors and assigns, and no other Person or entity will have or acquire any right by virtue of this Agreement. This Agreement will be binding on and inure to the benefit of the parties and their heirs, personal representatives, and permitted successors and assigns.

      10.6 Incorporation by Reference. The recitals and each appendix, exhibit, schedule, and other document attached to or referred to in this Agreement are hereby incorporated into this Agreement by reference.

      10.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members signed the same copy. All counterparts will be construed together and will constitute one agreement.
[Remainder Intentionally Left Blank.]
IN WITNESS WHEREOF, the parties have executed or caused to be executed this Operating Agreement and do each hereby represent and warrant their respective signatory, whose signature appears below, has been and is, on the date of this Agreement, duly authorized to execute the Agreement.
Dated: August 8, 2019

?
EXHIBIT A
MEMBERS

The Members of the Company and their respective addresses, Capital Contributions, and Ownership Interests are set forth below. The Members agree to keep this Exhibit A current and updated in accordance with the terms of this Agreement, including, but not limited to , Sections
2.1, 2.3, 2.4, 7.1, 7.2, and 10.1.

Members     Capital Contribution       Percentage Interest

US Capital Global Investment Management LLC $100 100%

Address:
555 Montgomery Street
Suite 1501 San
Francisco, Delaware
94111
Exhibit 1A-2	Form of Subscription Agreement.
?





US CAPITAL GLOBAL LENDING LLC








SUBSCRIPTION AGREEMENT































SUBSCRIPTION
AGREEMENT


To the
undersigned
Subscriber:

By signing and delivering this Subscription Agreement (this ?Subscription Agreement?), you hereby agree with US CAPITAL GLOBAL LENDING LLC a Delaware limited liability company (the ?Issuer?), and the Issuer, by signing and accepting this Subscription Agreement, hereby agrees with you, as follows:

1.            Sale and
Purchase of Issuer Notes.

The Issuer has been formed under the laws of the State of Delaware and is governed by a Limited Liability Company Agreement this Subscription Agreement relates to the sale of notes by the Issuer. Capitalized terms used herein without definition have the meanings set forth in the Note Purchase Agreement.

Subject to the terms and conditions of, and in reliance upon the representations and warranties of the respective parties contained in, this Subscription Agreement:

                  (a) You hereby subscribe for and agree to purchase from the Issuer the number of Notes (the ?Notes?) specified on the signature page of this Subscription Agreement (the ?Company?) (with the minimum purchase amount being five (5) Notes, at a price of $5,000 (the ?Purchase Price?); and

                  (b)     If US Capital Global Investment
Management LLC, the manager of the Issuer (the ?Manager?)
accepts your subscription, you agree to become a Note holder, upon the terms and conditions of the Note Purchase Agreement and this Subscription Agreement, and will be deemed to have signed and become a party to the Note Purchase Agreement.

                  (c) You understand that this subscription is not binding on the Issuer until accepted by the Manager on behalf of the Issuer and may be accepted or rejected, in whole or in part, by the Manager in its sole and absolute discretion.
The Manager may terminate this offer at any time.

2.            Deposit and Custodial
Account.

You acknowledge that you are required to remit an amount equal to the Purchase Price for your Notes (the ?Deposit?) at the time of the submission of this Subscription Agreement. The Deposit will be held in a custodial account by Bridge Bank. Upon the closing of the sale of Notes to you (the ?Closing?), all funds in the account, including will be disbursed as described in the Offering Memorandum, to the Issuer?s operating account and your Notes will be issued. In the event that your subscription is rejected or the offering is canceled, then the Deposit will promptly be returned to you, without payment of accrued interest and without deduction. Upon commencement of the Closing, your agreement to purchase the Notes will become irrevocable and the Deposit will be nonrefundable.

3.            Power
of Attorney.

You hereby irrevocably constitute and appoint the Manager (and any substitute or successor manager(s)) your true and lawful attorney in your name, place and stead:

                  (a)     To receive and pay over to (i) the
account of the Issuer on your behalf, to the extent set forth in this Subscription Agreement, funds received hereunder, and (ii) to the account of US Capital Global Securities, LLC (?USCGS?), as placement agent for the Issuer, commissions as described in the Offering Memorandum,



                  (b)     To complete or correct, on your
behalf, all documents to be executed by you in connection with your subscription for Notes, including, without limitation, filling in or amending amounts, dates, and other pertinent information,

                  (c) To execute, acknowledge, swear to and file any counterparts of the Note Purchase Agreement to be entered into pursuant to this Subscription Agreement, any amendments to which you are a signatory, and any agreements or other documents relating to the obligations of the Issuer, and

This power of attorney shall be deemed coupled with an interest, shall be irrevocable and shall survive the transfer of your Notes.

4.
Closing.

The Closing of the sale of Notes to you, and the subscription for and purchase by you of Notes, and issuance of your Notes, shall take place on such date as the Manager shall designate
(the ?Closing Date?).

5.            Conditions Precedent to
the Issuer?s Obligations.

            5.1 The Conditions Precedent. The obligations of the Issuer and the Manager to issue to you the Notes shall be subject to the fulfillment (or waiver by the Manager) prior to or at the time of the Closing, of the following conditions:

                  (a)     Representations and Warranties. The
representations and warranties made by you in Section 6 shall be true and correct when made and at the time of the Closing.

                  (b)     Performance.  You shall have duly
performed and complied with all agreements and conditions contained in this Subscription Agreement required to be performed or complied with by you prior to or at the time of the Closing.

            5.2 Non-Fulfillment of Conditions. If any of the conditions specified in Section 5.1 shall not have been fulfilled by the Closing Date, the Issuer shall, at the Manager?s election, be relieved of all further obligations under this Subscription Agreement and the Note Purchase
Agreement, without thereby waiving any other rights it may have by reason of such non-fulfillment.

6. 	Representations and Warranties of the Subscriber.

6.1 	The Representations and Warranties. You
represent and warrant to the Manager, the Issuer and each other Person who is or who in the future becomes a Member, that:

                  (a)     Accuracy of Information. All of the
information provided by you pursuant to this Subscription Agreement is true, correct and complete in all respects, and will continue to be true and correct as of the Closing Date. Any other information about you that you have provided to the Manager or the Issuer or to any of their Affiliates, including US Capital Global Securities, LLC, the placement agent for the offering of Notes, is correct and complete as of the date of this Subscription Agreement and will be
correct as of the date of the Closing.   You undertake to
notify the Issuer immediately of any change in any representation, warranty or other information relating to you set out in this Subscription Agreement which takes place prior to the Closing Date. You consent to the disclosure of any information provided by you to the Issuer to any Government Authority, self-regulatory organization, or to any other Person to the extent the Manager deems advisable if compelled by law or called upon to establish the availability under any federal or state securities laws of an exemption from registration of the offering of the Notes or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Manager or the Issuer is a party or by which it is or may be bound.

(b) 	Offering Memorandum; Advice.

(1) You have either consulted your own
legal, accounting, investment, tax and
financial advisers about investing in the Notes and about the suitability of such an investment to you, or you have chosen not to consult with your own advisers despite the Manager?s recommendation that you do so. Any special acknowledgment set forth below with respect to any statement contained in the Offering Memorandum or the Supplement to the Offering Memorandum attached as Annex B to the Offering
Memorandum (the ?Supplement?) shall not
be deemed to limit the generality of this representation and warranty.

(2) 	You have received a copy of the
Offering Memorandum and the Supplement
and the form of the Note Purchase
Agreement and you understand the risks
of, and other considerations relating to, a purchase of the Notes, including the risks set forth under the caption ?Risk
Factors? in the Offering Memorandum and
the Supplement. You have been given
access to, and prior to the execution of this Subscription Agreement you were provided with an opportunity to ask questions of, and receive answers from, the Manager or any of its principals concerning the terms and conditions of the offering of Notes, and to obtain any other information which you and your investment representative and professional advisers reasonably requested concerning your investment in the Issuer in order to evaluate your investment and verify the accuracy of all information furnished to you regarding the Issuer. All such questions, if asked, were answered satisfactorily and all information or documents provided were found to be satisfactory.

(3) 	You have relied only on the
representations and information contained in the Offering Memorandum, the
Supplement, the Note Purchase Agreement
and this Subscription Agreement in
formulating a decision to invest in the
Issuer, and have not relied on other
representations or information purported to be on behalf of the Manager or the Issuer.

                  (c)     Investment Representation and
Warranty. You are acquiring your Notes for your own account for investment, and not with a view to distribute the Notes in violation of the Securities Act or applicable state laws. You hereby agree that you will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of or interest in such Notes (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of or interest in the Notes) except in compliance with the registration provisions of the Securities Act or an exemption from such registration provisions, with any applicable state or other securities laws, and with the terms of the Note Purchase Agreement.

                  (d)     Residence. You maintain your permanent
domicile at the address shown on the signature page of this Subscription Agreement and you are not merely transient or temporarily resident there.




you are
aware
that:


(e)
	Awar
eness of
Risks and
Conflicts
of
Interest.
You
represent
and
warrant
th


(1)  The Issuer has a limited operating
history;

(2)  There is no assurance of any income
from your investment in Notes,

(3) The Notes involve a significant risk of loss as described in the Offering
Memorandum and the Supplement, and you
knowingly consent to all such risks;

(4) 	You consent to the payment of such
fees and expenses as are set forth in the Offering Memorandum, the Supplement, the
Note Purchase Agreement and the Company
Appendix;

(5) 	The Issuer and the Manager are
subject to conflicts of interest and
potential conflicts of interest as
described in the Offering Memorandum and the Supplement, and you consent to such conflicts of interest and potential conflicts of interest; and

(6) 	Any federal and/or state income tax
benefits which may be available to you as an investor in the Notes may be lost through the adoption of new laws or regulations, changes to existing laws and regulations, and changes in the interpretation of existing laws and regulations. You further represent that you are relying solely on your own conclusions or the advice of your own counsel, tax adviser or investment representative with respect to tax aspects of an investment in the Notes.

(f) 	Capacity to Contract. If you are an
individual, you represent that you are over 21 years of age and have the capacity to execute, deliver and perform this Subscription Agreement and the Note Purchase Agreement. If you are not an individual, you represent and warrant that you are a corporation, limited liability company, partnership, association, joint stock company, trust or unincorporated organization, and were not formed for the specific purpose of acquiring the Notes.

(g) 	Power, Authority; Valid Agreement.

(1) 	You have all requisite power and
authority to execute, deliver and perform your duties and obligations under this Subscription Agreement and the Note
Purchase Agreement and to subscribe for
and purchase or otherwise acquire your
Notes;

(2) 	Your entry into and execution of this
Subscription Agreement and the Note
Purchase Agreement has been authorized by all necessary corporate or other action on your behalf; and

(3) This Subscription Agreement and the Note
Purchase Agreement are each valid,
binding and enforceable against you in
accordance with their respective terms.

                  (h)    No Conflict; No Violation. The
execution and delivery of this Subscription Agreement and the Note Purchase Agreement by you and the performance of your duties and obligations hereunder and thereunder:

(1) 	Do not and will not result in a
breach of any of the terms, conditions or provisions of, or constitute a default under (A) any charter, by-laws, trust agreement, partnership agreement, Note
Purchase Agreement or other governing
instrument applicable to you, (B) (i) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement or understanding, or (ii) any license, permit, franchise or certificate, in either case to which you or any of your Affiliates is a party or by which you or any of them is bound or to which your properties or any of their properties are subject;

(2) 	Do not require any authorization or
approval under or pursuant to any of the foregoing; and

(3) 	Do not violate any statute,
regulation, law, order, writ, injunction, judgment or decree to which you or any of your Affiliates is subject.

(i) 	No Default. You are not:

(1) 	In default (nor has any event
occurred which with notice, lapse of
time, or both, would constitute  a
default) in the performance  of any
obligation, agreement or condition
contained in (A) this Subscription
Agreement or the Operating  Agreement,
(B) any provision  of any charter,  by-
laws,  trust agreement, partnership
agreement, Note Purchase Agreement or
other governing instrument applicable to you, (C) (i) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or (ii) any license, permit, franchise or certificate, in either case to which you or any of your Affiliates is a party or by which you or any of them is bound or to which your or any of their properties are subject, or

(2) 	In violation of any statute,
regulation, law, order, writ, injunction, judgment or decree applicable to you or any of your Affiliates.

                  (j) No Litigation. There is no litigation, investigation or other proceeding pending or, to your knowledge, threatened against you or any of your Affiliates which, if adversely determined, would adversely affect your business or financial condition or your ability to perform your obligations under this Subscription Agreement or the Note Purchase Agreement.

                  (k)   Consents. No consent, approval or
authorization of, or filing, registration or qualification with, any court or governmental authority on your part is required for the execution and delivery of this Subscription Agreement or the Note Purchase Agreement by you or the performance of your obligations and duties hereunder or thereunder.

            6.2 	Survival of Representations and Warranties.
All representations and warranties made by you in Section 6.1 of this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement, as well as any investigation at any time made by or on behalf of the Issuer, the issue and sale of Notes, and any subsequent disposition by you of the Notes.

            6.3   	Reliance. You acknowledge and agree that
your representations, warranties, acknowledgments and agreements in this Subscription Agreement will be relied upon by the Issuer in determining your eligibility and suitability as a purchaser of Notes.

            6.4 Further Assurances. You agree to provide, if requested, any additional information that may be requested or required to determine your eligibility to purchase the Notes and to execute and deliver any instruments and documents and take such other actions as may be necessary or reasonably requested by the Manager in order to give full effect to this Subscription Agreement and to carry out the intent of this Subscription Agreement.

            6.5    	Indemnification. You hereby agree to
indemnify each of the Covered Persons, and to hold each of them harmless from and against any loss, damage, liability, cost or expense, including reasonable attorneys? fees (collectively, a ?Loss?) due to or arising out of a breach of representation, warranty or agreement by you, whether contained in this Subscription Agreement or any other document provided by you to the Issuer or its Affiliates in connection with your investment in the Notes. You hereby agree to indemnify the Covered Persons, and to hold them harmless against all Loss arising out of the offer, sale or distribution of the Notes by you in violation of the Securities Act or other applicable law or any misrepresentation or breach by you with respect to the matters set forth in this Subscription Agreement. In addition, you agree to indemnify the Covered Persons, and to hold such Persons harmless from and against, any and all Loss to which they may be put or which they may reasonably incur or sustain by reason of or in connection with any misrepresentation made by you with respect to the matters about which representations and warranties are required by the terms of this Subscription Agreement, or any breach of any such warranty or any failure to fulfill any covenants or agreements set forth herein. Notwithstanding any provision of this Subscription Agreement, you do not waive any right granted to you under any applicable securities law.

            6.6 USA Patriot Act. You (a) are not, and are not controlled by, a Designated Person; (b) have not received funds or other property from a Designated Person; and (c) are not in breach of, nor the subject of, any action or investigation under any Anti-Terrorism Law. You are not engaged in, nor will you engage in, any dealings or transactions, and you are not and will not be otherwise associated, with any Designated Person. You are in compliance, in all material respects, with the USA Patriot Act of 2001. You have taken reasonable measures to ensure compliance with the Anti-Terrorism Laws (including, to the extent that you are not an individual, the requirement that
(x) no person who owns any direct or indirect interest in the Subscriber entity, if any, for whom you are acting as agent or trustee is a Designated Person, and (y) funds invested directly or indirectly in such entity are derived from legal sources). For these purposes:

                  (a)     ?Anti-Terrorism Law? means each of:
(1) the Executive Order (as defined below); (2) the USA Patriot Act of 2001 (Title III of Pub.L. 107-56); (3) the Money Laundering Control Act of
1986 (18 U.S.C. ? 1956); and (4) any other law, rule,
regulation, ordinance, order, code interpretation, judgment, decree, directive, guideline, policy or similar form of decision of any United States governmental authority now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism;

                  (b)     ?Designated Person? means any person
who: (1) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S.
Department of the Treasury?s Office of Foreign Assets Control and/or any other similar lists maintained by the U.S. Department of the Treasury?s Office of Foreign Asset Control pursuant to authorizing statute, executive order or regulation; (2) is a person whose property or interest in property is blocked or subject to blocking pursuant to
Section 1 of the Executive Order or any related legislation or any other similar executive order(s), or engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is otherwise associated with any such person in any manner violative of Section 2 of the Executive Order; or (3) is an agency of the government of a country, an organization controlled by a country, or a person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury?s Office of Foreign Asset Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; and

                  (c)     ?Executive Order?  means  Executive
Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit,
Threaten To Commit, or Support Terrorism, issued on September
23, 2001.

            6.7 Personal Information. You acknowledge that this Subscription Agreement requires you to provide certain personal information to the Issuer. Such information is being collected and will be used by the Issuer for the purposes of completing the proposed offering of Notes, which includes, without limitation, determining your eligibility to purchase the Notes under applicable federal and states securities laws and completing filings required under those laws. You agree that your personal information may be disclosed by the Issuer in accordance with the Privacy Notice set forth in the Offering Memorandum. By executing this Subscription Agreement, you consent to the foregoing collection, use and disclosure of your personal information.

            6.8 Legal Counsel. You acknowledge that legal counsel to the Manager and its affiliates has acted as legal counsel solely to the Manager and its affiliates, and not as counsel to yourself or to any other subscriber or investor, in connection with the negotiation, drafting and implementation of the terms and conditions of this Subscription Agreement, that you have not relied on any advice from legal counsel to the Manager and its affiliates and that you have had (and if desired, you have taken) the opportunity to be represented by legal counsel of your choosing in connection with all such matters.

            6.9 Acknowledgements Regarding the Underlying Investment. You acknowledge that as a noteholder you will not own any particular asset (including any Company Security) held by the Issuer, and will own only an interest in your Notes. You acknowledge that each Company Security of the Issuer is owned solely by the Issuer. You acknowledge and agree that your ownership of Notes will not entitle you to any title in, or to the whole or any part of, the Securities or any right to call for a partition or division of the same or for an accounting. You acknowledge that neither the Manager nor the Issuer is affiliated with the issuer of any Company Security and that no representation, warranty, covenant or promise of any kind is, or can be, made to you for or on behalf of any such issuer or regarding any such issuer, its business prospects or its securities. You acknowledge that you and your personal financial, accounting, tax, investment and legal advisers are solely responsible for conducting your own due diligence investigation of the issuer or prospective issuer of any Issuer Security before you invest in Notes. Accordingly, you acknowledge and agree that any such information:
(a) 	is not provided by or on behalf of such
issuer or prospective issuer;
(b) 	is provided for general informational
purposes only;
(c) 	has been obtained from sources
reasonably and independently available to
you;
(d) 	is necessarily limited and incomplete;
and
(e) 	may be partly or wholly inaccurate.

You further acknowledge and agree that the Manager and its Affiliates have no means of verifying, and absolutely do not represent or warrant in any respect, the truth or accuracy of such information. The Manager and its Affiliates fully disclaim any information obtained from third party sources in connection with the offering of Notes. You agree, to the fullest extent permitted by applicable law, to indemnify each Covered Person and to hold each Covered Person harmless from and against any Loss due to, arising out of, or based upon the provision, accuracy or completeness of such information or your reliance on such information.

            6.10 You acknowledge that the Issuer in not registered as an investment company under the Investment Company Act and that the Issuer is relying on an exemption from such registration under Section 3(c)(1) of the Investment Company Act. You represent and warrant that if you are a private investment company that relies on the Section 3(c)(1) exemption from registration under the Investment Company Act, (a) each of your beneficial owners is an ?accredited investor? as defined in Section 6.1(d) of this Subscription Agreement, (b) neither you nor any such beneficial owner was formed for the purpose of investing in the Issuer, (c) neither you nor any such beneficial owner will invest more than 40% of its committed capital in the Issuer, and (d) the shareholders, partners, plan participants and other holders of equity or beneficial interests in any such beneficial owner are not able to (1) individually decide whether to participate or the extent of their participation in Notes or (2) otherwise direct the allocation of any of such beneficial owner?s assets.

            6.11   You acknowledge that, as a result of
provisions of the Investment Company Act, unless waived by the Manager, no corporation, partnership, limited liability company, trust, association or other entity may own 10% or more of the outstanding Notes, unless, at the time of such entity?s investment in the Issuer, such entity represents that it does not have more than 10% of its assets invested in one or more companies (including the Issuer) that rely on the exclusion from the definition of ?investment company? under
Section 3(c)(1) of the Investment Company Act. If any such entity subscribes for Notes, unless it furnishes to the Manager the required representations or the Manager waives this provision, the Issuer may limit the Notes, if any,
issued to such entity to less than 10% of the Notes.   If
such entity?s subscription is for a greater amount and such representations are not made, the difference may be refunded.

7.            Certain Agreements and
Acknowledgments of the Subscriber.

You understand,
acknowledge and agree
that:

                  (a)    Acceptance.  Your subscription to
purchase Notes contained in this Subscription Agreement may be accepted or rejected, in whole or in part, by the Manager in its sole and absolute discretion. No subscription shall be accepted or deemed to be accepted until you have been admitted as a Member on the Closing Date. Such admission shall be deemed an acceptance of this Subscription Agreement by the Issuer and the Manager for all purposes.

                  (b)   No Recommendation. No federal or state
authority has made a finding or determination as to the fairness for investment of the Notes and no federal or state authority has recommended or endorsed or will recommend or endorse the offering of Notes.

                  (c) No Disposition. You will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of your Notes (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Notes) except in accordance with the registration provisions of the Securities Act and any applicable state or other securities laws, or with an exemption from such registration provisions, and with the terms of the Note Purchase Agreement.

                  (d) Update Information. If there should be any change in the information provided by you to the Manager or its Affiliates (whether pursuant to this Subscription Agreement or otherwise) prior to your purchase of any Notes or anytime thereafter, you agree to immediately furnish such revised or corrected information to the Issuer.

                  (e)   	Confidentiality. By executing and
delivering this Subscription Agreement, you covenant with the Manager and the Issuer that, except with the prior written permission of the Manager, you shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information contained in the Offering Memorandum, the Supplement or the Note Purchase Agreement, any annex, exhibit or appendix thereto, or any other information provided to you by the Manager or its Affiliates.

8.            General
Contractual Matters.

            8.1 Amendments and Waivers. This Subscription Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of you and the Manager.

            8.2    Assignment. You agree that neither this
Subscription Agreement nor any rights which may accrue to you hereunder may be transferred or assigned.

            8.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when personally delivered, sent by registered or certified mail, return receipt requested, sent by an internationally recognized overnight delivery service or sent by electronic mail:

                  (a) 	If to you, to you at the address set forth
above your signature to this Subscription Agreement, or to such other address as you shall have furnished to the Issuer in writing, and

                  (b)     If to the Issuer, to the Manager at
555 Montgomery Street, Suite 1501, San Francisco, CA 94111, or to such other address or addresses as the Manager shall have furnished to you in writing; provided, that any notice to the Issuer shall be effective only if and when received by the Manager.

            8.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (EXCEPT INSOFAR AS AFFECTED BY THE SECURITIES OR ?BLUE SKY? LAWS OF THE STATE OR SIMILAR JURISDICTION IN WHICH THE OFFERING DESCRIBED HEREIN HAS BEEN MADE TO YOU).

            8.5 Electronic Signatures. The Issuer shall be entitled to rely on delivery by email, facsimile machine or other electronic means of an executed copy of this Subscription Agreement, and acceptance by the Manager of such facsimile or electronic copy (in counterparts as provided in Section) shall be legally effective to create a valid and binding agreement between you and the Issuer in accordance with the terms hereof.

            8.6    Descriptive Headings. The descriptive
headings in this Subscription Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Subscription Agreement.

            8.7 Singular, Plural and Gender. Where the context so requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, the feminine and the neuter.

            8.8    Entire Agreement. This Subscription
Agreement contains the entire agreement of the parties with respect to the subject matter of this Subscription Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

            8.9 Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

            8.10 Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns.

            8.11 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT OR ANY MATTER ARISING HEREUNDER.

            8.12 Arbitration. The parties agree to submit all controversies relating to the subject matter of this Subscription Agreement or an investment in the Notes to arbitration in accordance with the following provisions and understand that:

(a) 	Arbitration is final and binding on the
parties.


                  (b)	The parties are waiving their right to
seek remedies in court, including the right to a jury trial.
                  (c)	Pre-arbitration discovery is generally
more limited and different from court proceedings.

                  (d)     The arbitrator?s award is not required
to include factual findings or legal reasoning and any party?s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

                  (e)     The panel of arbitrators will
typically include a minority of arbitrators who were or are affiliated with the securities industry.

                  (f)     All controversies which may arise
between the parties concerning this Subscription Agreement or an investment in the Notes shall be determined by arbitration pursuant to the Financial Industry Regulatory Authority, Inc. (?FINRA?) Codes of Arbitration Procedures or any successor FINRA arbitration rules then in effect. The parties agree that arbitration hearings shall be held in San Francisco, California, unless the parties mutually agree to another arbitration venue or FINRA designates another venue. Judgment on any award of any such arbitration may be entered in the courts of the State of California or in any other court having jurisdiction of the party against whom such award is rendered.

                  (g)     Any notice of such arbitration or for
the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Subscription Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

            8.13 Attorneys? Fees. If any action at law or in equity (including arbitration) is undertaken to enforce or interpret the terms of this Agreement, the Offering Memorandum, the Supplement, the Note Purchase Agreement or any related documents, the prevailing party shall be entitled to reasonable attorneys? fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.



[Signatu
re page
follows]


SIGN
ATUR
E

If you are in agreement with the foregoing, please sign the enclosed counterparts of this Subscription Agreement and return such counterparts of this Subscription Agreement, along with copies of government-issued identification*, to the Manager. This Subscription Agreement is hereby agreed to by the
undersigned as of the         day of             , 20___.


Subscriber
Information


Subscriber Name (Please print)


Residence or Office Address


City, State, Zip Code


Mailing Address (include only if different from residence/office address above)


City, State, Zip Code




Total Purchase Price  	$ 	(Minimum of $5,000)


Signature of Subscriber

Name of Subscriber (Print):



Signature of Subscriber, or by an Authorized
Representative if Subscriber is not an Individual

Date of execution by Subscriber:

Social Security or Taxpayer I.D. No. (Must be completed):

Acceptance of Subscription

 US CAPITAL GLOBAL LENDING LLC

By: US CAPITAL GLOBAL INVESTMENT MANAGEMENT, LLC, Manager

By:
Jeffrey Sweeney, Co-Managing Partner





* If you are subscribing as an individual, you must provide a copy of government-issued identification such as a driver?s license or passport. If subscribing on behalf of an entity, you must provide a copy of the entity?s certificate of formation, trust or other organizational document, and a copy of government-issued identification such as a driver?s license or passport of the person authorized to enter into this Subscription Agreement.



Exhibit 1A-3	Form of Note Agreement.
?

NOTE AGREEMENT
 $             ______________ 	Issuance Date:  ______________
	San Francisco, California

1. 	Note Terms.

For value received, US Capital Global Lending LLC a Delaware limited liability company (the ?Company?), promises to pay to
INVESTOR (the ?Holder?) the outstanding principal amount of
_____________________________.

2. 	Security Interest.

The Company shall grant to the Holder certain Securities stipulated in the Security Agreement, enclosed herein as Annex
I. All Securities shall have a senior lien over the assets specified in the Security Agreement in pari-passu with other note holders, except otherwise explicitly stated in the Security Agreement.

3. 	Purpose.

The Company shall apply the outstanding principal amount provided by the Holder under this Note for the following purpose only: to make direct and indirect debt investments in gold backed debt and securities, such as the Metals House Inc. Gold
Backed 8% Notes Due April 30, 2026 as set forth in the
Confidential Private Placement Memorandum dated May 2021.

4.	Interest.

Interest shall accrue at a rate of seven percent (7%) per annum on the outstanding principal amount, to the extend funds are available to pay Holder.

5.	Maturity.
All principal and interest on the Note shall become due and payable in full, on demand after 60 months with 90 days prior written notice, subject to Company liquidity. All such payments shall be made on a first come, first served basis. Holder shall be entitled to request redemption from Company with 90 days prior written notice to Company and subject to Company liquidity. If a payment demand cannot be fully satisfied the Holder?s request will be rolled over as a demand for an additional 90 days, unless withdrawn by Holder, and will maintain any priority over any lower priority existing or subsequent demands.
6. 	Default.
1.	The unpaid principal sum of this Note, together with
accrued and unpaid interest thereon, shall become immediately due and payable upon (i) the insolvency of the Company, (ii) the commission of any act of bankruptcy by the Company, (iii) the execution by the Company of a general assignment for the benefit of creditors, (iv) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or (v) the appointment of a receiver or trustee to take possession of the property or assets of the Company (vi) any breach of the Security Agreement attached hereto and executed contemporaneously to this Promissory Note (vii) Company fails to make payment of any principal or interest on the Notes when due, which continues for 60 days, a cure period if sufficient funds are available (viii) Company materially defaults in any other way which continues for 120 days, a cure period.
7. 	Payments; Prepayment.
All payments shall be made in lawful money of the United States of America at such place as the Holder hereof from time to time designates in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty.
8. 	Transfer, Successors, and Assigns.
The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.
9. 	Governing Law.
This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
10.	Arbitration.
(a)	Any dispute, claim, or controversy arising out of or
relating to this Agreement, including any claims of fraud or fraud in the inducement, and any claims related to the scope or applicability of this agreement to arbitrate, shall be resolved at the request of any party to this term sheet through a two-step dispute resolution process administered by JAMS or another judicial and mediation service mutually acceptable to the parties involving first mediation, followed if necessary, by final and binding arbitration administered by a single JAMS arbitrator (the ?Arbitrator?) in San Francisco, California, pursuant to Comprehensive Arbitration Rules & Procedures, however JAMS Rule 2(c) shall not apply.
(b)	Governing Law and Procedure.  The Arbitrator may grant
injunctions and other relief in such disputes. The Arbitrator shall administer and conduct any arbitration in accordance with Delaware law, and the Arbitrator shall apply substantive and procedural Delaware law to any dispute or claim, without reference to any conflict-of-law provisions of any jurisdiction. To the extent that the JAMS Rules conflict with Delaware law, Delaware law shall take precedence.
(c)	Final Award.  The Arbitrator shall issue a written
award. The award shall be binding and final and a judgment may be entered upon the award in any court of competent jurisdiction. The prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. Notwithstanding the confidentiality of the arbitration proceedings as set forth below in paragraph (g), the final award shall not be confidential.
(d)	Costs.  The parties shall each pay equal shares of the
costs and expenses of such arbitration and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the Arbitrator shall award attorneys? fees and costs to the prevailing party, except as prohibited by law. If the Arbitrator determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the Arbitrator may award the prevailing party an appropriate percentage of the costs and expenses incurred by the prevailing party.
(e)	Waiver of Jury Trial. By entering into this term sheet,
each party waives the right to a trial by jury.
(f)	Injunctive Relief.  Notwithstanding the foregoing, this
provision will not prevent either party from seeking provisional injunctive relief from any court having jurisdiction over the parties and the subject matter of their dispute relating to this agreement
(g)	Confidentiality.  The parties agree that the arbitration
shall be confidential and that no party shall disclose to any person who is not an officer, director, employee or limited partner of a party (or any prospective transferee of the Membership Interest or a part thereof) any document filed at JAMS or exchanged between the parties or testimony presented (or any summaries or quotations thereof) in connection with the arbitration that is designated either on the document or on the testimonial record as ?Confidential? (the ?Confidential Information?). If, in connection with any judicial proceedings to modify, vacate or confirm any order or award, Confidential Information must be filed with any court, the party submitting such Confidential Information shall file such Confidential Information under seal and shall also file a motion with the court requesting that the Confidential Information remain under seal and no party shall oppose such request. The final award shall not be confidential.
11. 	Notices.
Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, email, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party?s address, email or facsimile number as set forth below or as subsequently modified by written notice.
12. 	Amendments and Waivers.
Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this paragraph 6 shall be binding upon the Company, the Holder and each transferee of any Note.
13. 	No Individuals Liable.
In no event shall any officer, director or employee of the Company be liable for any amounts due or payable pursuant to this Note.
14. 	Digital and Counterparts.
This Note may be converted to a digital agreement at any time by the Company, and Noteholder agrees to follow any instructions necessary for such conversion. This Note may be executed by electronic signatures in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.
15. 	Action to Collect on Note.
If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney?s fees, incurred in connection with such action.
16. 	Loss of Note.
Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.



COMPANY:
US Capital Global Lending LLC


By: Jeffrey Sweeney
Title: Managing  Partner US
Capital Global
Investment Management LLC,
Managing Member






AGREED AND ACCEPTED:

Investor Name



Name: XXXXXXXXXXXX




ANNEX I

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (?Security Agreement?) is made as of _________________ by and between US Capital Global Lending LLC a Delaware limited liability company with address 555 Montgomery Street, Suite 1501, San Francisco, CA 94111 USA (?Debtor?) and ___________________________ (?Secured Party?).

For and in consideration of the promises, covenants and agreements herein set forth, the parties hereto agree as follows:

1. Debt. The Debtor has incurred an indebtedness to the
Secured Party and, to evidence the indebtedness, has executed and delivered to Secured Party a Note Agreement (the ?Note?)
of even date herewith, payable to the order of the Secured Party, providing for payments of principal and interest and maturity as provided for therein.
2. Collateral. Debtor hereby grants the Secured Party a
security interest in the property described on Exhibit A and incorporated herein by reference together with all similar property now owned or hereafter acquired, additions, substitutions, replacements, proceeds and products thereof, wherever located. All items in which a security interest is granted hereby are referred to as the ?Collateral.?
3. Indebtedness Secured. The security interest granted hereby is to secure payment of the following (the ?Indebtedness?):
(a) The amounts due under the Note, together with interest,
fees and other charged provided for therein;(b) All future advances which Secured Party may, at its option and for any purpose, make to Debtor, together with interest thereon; (c)
All sums which Secured Party may, at its option, expend or advance for the maintenance, preservation and protection of the Collateral, including without limitation, payment of
taxes, levies, assessments, insurance premiums and discharge of liens, together with interest thereon, or in any other property given as security for payment of the Indebtedness;
(d) All expenses, including reasonable attorneys? fees, which Secured Party incurs in connection with collection of any or all Indebtedness secured hereby or in enforcement or
protection of its rights hereunder, or any other instrument given as security for the Note, or in changes in form of such Indebtedness which may be made from time to time by agreement between Debtor and Secured Party, together with interest thereon; (e) All other present or future, direct or indirect, absolute or contingent, liabilities, obligations and indebtedness of Debtor to Secured Party, however created, and specifically including all or part of any renewal or extension of the Note whether or not the Debtor executes any extension agreement or renewal instruments.
4. Warranties and Covenants of Debtor. Debtor expressly
warrants and covenants and agrees that: (a) Debtor is and
will continue to be the owner of the Collateral free from any lien, security interest or encumbrance, other than that created by this Security Agreement or in pari passu to this Security Agreement; Debtor will defend the Collateral against all claims and demands of all other persons at any time claiming the same or any interest therein who are not pari
passu to the Secured Party; and Debtor will not sell the Collateral (except in the ordinary course of business)
without the prior written consent of the Secured Party; (b) Debtor will pay the Indebtedness to Secured Party as the same becomes due and payable; (c) Debtor will pay as they become due all taxes or other liens or claims which may become a
charge against the Collateral; (d) Debtor will maintain the Collateral in good condition and repair, and Secured Party may examine and inspect the Collateral at any reasonable time and wherever located; (e) The location of the Collateral will be at the address specified for the Debtor in this Agreement.
(f) Debtor will indemnify and hold the Secured Party harmless from any and all loss, damage, injury or other casualty to persons or property caused or occasioned by the maintenance, operation and use of the Collateral by Debtor, its agents, invitees or employees;(g) Debtor will from time to time supply Secured Party with a current list specifying the Collateral at the request of Secured Party; (h) With respect to any Collateral to be purchased with monies advanced by Secured Party to Debtor, this Security Agreement creates a purchase money security interest; (i) Debtor will execute and deliver such other and further instruments and will do such other and further act as in the opinion of the Secured Party may be necessary or desirable to carry out more effectually
the purposes of this instrument, including, without limiting the generality of the foregoing: 1) prompt correction of any defect which may hereafter be discovered in the title to the Collateral or in the execution and acknowledgment of this instrument, the Note, or any other document used in connection herewith; and 2) prompt execution and delivery of all other documents or instruments which in the opinion of
the Secured Party are needed to transfer effectually the Collateral or the proceeds or the Collateral to the Secured Party. (j) Debtor is duly organized and validly existing under the laws of the State of Delaware and the execution of this Agreement has been authorized and approved by all parties necessary to authorize the same. Debtor has full
power and authority to carry on its business as now being conducted with full power and authority to enter into this Agreement and effect the transactions contemplated to be effected by and under the terms of this Agreement;(k) There is no pending or threatened litigation, claim for
infringement, proceeding or investigation by any governmental authority or any other person known to Debtor against or otherwise affecting Debtor or any of its assets or its officers, partners, directors or agents in their capacities
as such, nor does the Debtor know of any ground for any such litigation, infringement claims, proceedings or investigations; (l) No contract or organizational document prohibits any term or condition of this Security Agreement;
(m) The execution and delivery of this Security Agreement
will not violate any known law or agreement governing the
Debtor or to which the Debtor is a party.
5. Secured Party?s Right to Discharge. At its option, Secured Party may discharge taxes, liens, assessments, security interest or other encumbrances at any time levied or placed
on the Collateral, may pay for premiums for insurance on the Collateral, costs of maintenance or preservation of the Collateral, and any other charges or expenses or perform any obligation imposed upon Debtor hereunder. Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party, pursuant to the
foregoing authorization. Until reimbursed, the amounts so advanced or expenses incurred shall be part of the
Indebtedness to the Note, with interest thereon at the
default rate specified in the Note.
6. Possession of Collateral. Until default, Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement and not inconsistent
with any policy of insurance thereon, but upon default
Secured Party shall have the immediate right to possession
and use of the Collateral.
7. Events of Default. Any one of the following shall
constitute a default for purposes of this Security Agreement:
(a) If the Debtor uses the Collateral in violation of any statute or ordinance; or (b) If Debtor fails to promptly pay when due all taxes and assessments upon the Collateral or fails to keep the Collateral in good condition and repair and fully insured; or (c) If Debtor fails to pay promptly in full any Indebtedness secured hereby when any part of such Indebtedness becomes due and payable; or (d) If Debtor breaches any term, condition, representation or covenant to
be performed or observed by Debtor provided in this Security Agreement, the Note or in any other instrument given in connection with or securing part or all of the Indebtedness of Debtor to Secured Party; or (e) If any warranty, representation or statement made or furnished to Secured
Party by or on behalf of Debtor in connection with the
Security Agreement proves to have been false in any respect;
or (f) If the Collateral, or any part thereof, is levied upon or seized under any levy or attachment or any other legal process; or (g) The insolvency (however evidenced) or the commission of any act of insolvency, by Debtor, or the making of an assignment to or for the benefit of creditors of
Debtor, or the appointment of a receiver, liquidator, conservator or trustee of Debtor, or its property, or the filing of a voluntary petition or the commencement of any proceeding by Debtor for relief under any bankruptcy, insolvency, reorganization, arrangement or receivership laws, or any other law relating to the relief of debtors of any
state or of the United States, or the filing of any
involuntary petition (unless and until discharged or
dismissed within 30 days after such filing) for the
bankruptcy, insolvency, reorganization, arrangement or receivership or the involuntary commencement of any similar proceeding under the laws of any state or of the United
States relating to the relief of debtors, against Debtor; or
(h) If the Collateral suffers substantial damage or
destruction, or if any of the items of Collateral existing
from time to time is lost or stolen, and is not immediately repaired or replaced; or (i) If any material adverse change occurs in the financial condition, assets, or management of the Debtor or any material adverse change occurs in the
Debtor?s ability to carry on its business as presently
conducted or to meet its obligations for the Indebtedness, on a timely basis, or (j) A good faith belief by the Secured
Party that the obligations are inadequately secured or that
the prospect of payment of performance of the Indebtedness,
this Security Agreement or any of the obligations thereby is impaired. In the event of default, the Secured Party, at its option, may declare the entire unpaid principal of and the interest accrued on the Indebtedness secured hereby to be forthwith due and payable, without any notice or demand of any kind, both of which are hereby expressly waived.
8. Remedies of the Secured Party in Event of Default. Debtor agrees that upon the occurrence of any default set forth above, the full amount remaining unpaid on the Indebtedness secured hereby shall, at the option of Secured Party and without notice, be and become due and payable forthwith, and Secured Party shall then have the rights, options, duties and remedies of a secured party under, and the Debtor shall have the rights and duties of a debtor under, the Uniform
Commercial Code of Delaware, including without limitation the right in Secured Party to take possession of the Collateral and of anything found therein, and the right without legal process to enter any premises where the Collateral may be found. Debtor further agrees in any such case to assemble the Collateral and make it available to Secured Party as directed by Secured Party. Secured Party shall have the right and
power to sell, at one or more sales, as an entirety or in parcels, in public or private sales as it may elect, the Collateral, or any of it, at such place or places and otherwise in such manner and upon such notice as the Secured Party may deem appropriate, in its sole discretion, and to make conveyance to the purchaser or purchasers; and the
Debtor shall warrant title to the Collateral to such
purchaser or purchasers. If the Collateral is to be sold in a public sale, the Secured Party may postpone the sale of all or any portion of the Collateral by public announcement at
the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at time of sale fixed by the preceding postponement. The right of sale hereunder shall not be exhausted by one or any sale, and the Secured Party may make other and successive sales until all of the Collateral is sold. It shall not be necessary for the Secured Party to be physically present at any such sale, or to have constructively in its possession, any or all of the personal property covered by this Security Agreement, and the Debtor shall deliver all of such personal property to the purchaser at such sale on the date of sale, and if it should be
impossible or impractical to take actual delivery of such property, then the title and the right of possession to such property shall pass to the purchaser at such sale as completely as if the same had been actually present and
delivered.
(a) Judicial Proceedings. Upon occurrence of an event of default, the Secured Party in lieu of or in addition to exercising the power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or of the sale of the Collateral, or for the specific performance of any covenant or agreement
herein contained or in aid of the execution of any power
herein granted, or for the appointment of a receiver pending any foreclosure hereunder of the sale of the Collateral, or
for the enforcement of any other appropriate legal or
equitable remedy.
(b) Certain Aspects of a Sale. The Secured Party shall have
the right to become the purchaser at any sale held by it or
by any court, receiver or public officer, and the Secured
Party shall have the right to credit upon the amount of the
bid made therefor, the amount payable out of the net proceeds of such sale to it. Recitals contained in any covenant made
to any purchaser at any sale made hereunder shall
conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, non-payment of the unpaid principal sum of, and the interest accrued on, the Indebtedness after the same has become due and payable, and advertisement and conduct of such sale in the manner provided herein.
(c) Receipt to Purchaser. Upon any sale, whether made under
the power of sale herein granted and conferred or by judicial proceedings, the receipt of the Secured Party, or of the officer making sale under judicial proceedings, shall be sufficient to discharge the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt to the Secured Party or of such officer, be obligated to see the application of such purchase money, or be in any way answerable for any loss, misapplication or non-
application thereof.
(d) Effect of Sale. Any sale or sales of the Collateral,
whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Debtor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against the Debtor, Debtor?s successors or assigns and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Debtor or Debtor?s successors or assigns; nevertheless, the Debtor, if so requested by the Secured Party, shall join in the execution
and delivery of all property conveyances, assignments and transfers of the properties so sold.
(e) Application of Proceeds. The proceeds of any sale of the Collateral or any part thereof, whether under and conferred or by virtue of judicial proceedings, shall be applied as follows: i) To the payment of all expenses incurred by the Secured Party in any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees and attorneys?
fees; ii) To the payment of the Indebtedness with interest to the date of such payment; iii) Any surplus thereafter remaining shall be paid to the Debtor or Debtor?s successors or assigns, as their interests shall appear.
(f) Debtor?s Waiver of Appraisement, Marshaling, Etc.,
Rights. The Debtor agrees, to the full extent that the Debtor may lawfully so agree, that the Debtor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Agreement or the sale of the Collateral or the possession thereof by any purchaser at any sale made pursuant to any provision hereof; and the Debtor, for Debtor and all who may claim through or under Debtor now or hereafter, hereby waives the benefit of all such laws. The Debtor, for the Debtor and all who may claim through or under Debtor, waives any and all right to have the Collateral marshaled upon any foreclosure of the lien hereof, or sold in inverse order of alienation,
and agrees that the Secured Party or any court having jurisdiction to foreclose such lien may sell the Collateral as an entirety.
(g) Costs and Expenses. All costs and expenses for retaking, holding, storing, preparing for sale, selling and documenting such transactions (including attorneys? fees) incurred by the Secured Party in protecting and enforcing its rights hereunder, shall constitute a demand obligation owing by the Debtor to the Secured Party at the effective rate of interest of the Note, all of which shall constitute a portion of the
Indebtedness.
(h) Operation of Property by the Secured Party. Upon the occurrence of an event of default and in addition to all other rights herein conferred on the Secured Party, the
Secured Party (or any person, firm or corporation designated by the Secured Party) shall have the right and power, but
shall not be obligated, to enter upon and take possession of any of the Collateral, and to exclude the Debtor, and the Debtor?s agents or servants, wholly therefrom and to hold, use, administer, manage and operate the same to the extent
that the Debtor shall be at the time entitled and in its
place. The Secured Party, or any person, firm or corporation designated by it, shall have the right to collect, receive and receipt for all payments with respect to the Collateral
or the goods, services produced and sold from the Collateral, and to exercise every power, right and privilege of the
Debtor with respect to the Collateral.
9. Notification. Any requirement of the Uniform Commercial
Code of reasonable notification of the time and place of any public sale, or the time after which any private sale or other disposition is to be made, shall be met by mailing to
the Debtor at the address shown at the beginning of this Agreement, at least five days? prior notice of the time and place of any public sale or the time after which any private sale or any other intended disposition is to be made. Debtor shall be and remain liable for any deficiency remaining after applying the proceeds of disposition of the Collateral as provided in this Security Agreement.
10. No Waiver. The making of this Security Agreement shall
not waive or impair any other security Secured Party may have or hereafter acquire for the payment of the Indebtedness, nor shall the taking of any such additional security waive or impair this Security Agreement; but Secured Party may resort to any security it may have in the order it may deem proper, and Secured Party shall retain its rights to set-off against Debtor, notwithstanding any rights to the Collateral hereunder.
11. Advances by the Secured Party. Each and every covenant herein contained shall be performed and kept by the Debtor solely at the Debtor?s expense. If the Debtor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, the Secured Party, or any receiver appointed hereunder, may, but shall not be obligated to, make advances to perform the same on the
Debtor?s behalf, and the Debtor hereby agrees to repay such
sums upon demand plus interest as a part of the Indebtedness.
No such advance shall be deemed to relieve the Debtor from
any default hereunder.
12. Defense of Claims. The Debtor will notify the Secured
Party in writing, promptly of the commencement of any legal proceedings affecting the lien hereof or the Collateral or any part thereof, and will take such action, employing
attorneys acceptable to the Secured Party or, as may be necessary to preserve the Debtor?s and the Secured Party?s rights affected thereby; and should the Debtor fail or refuse to take any such action, the Secured Party may, upon giving prior written notice thereof to the Debtor, take such action on behalf and in the name of the Debtor and at the Debtor?s expense. The Secured Party may also take such independent action in connection therewith as it may, in its discretion, deem proper, the Debtor hereby agreeing that all sums advanced or all expenses incurred in such actions plus
interest, will, on demand, be reimbursed to the Secured
Party, or any receiver appointed hereunder, and shall become part of the Indebtedness.
13. Payment of the Indebtedness. If the Indebtedness shall be fully paid and the covenants herein contained shall be performed, the entire right, title and interest of the
Secured Party shall thereupon cease; and the Secured Party in such case shall, upon the request of the Debtor and at the Debtor?s cost and expense, deliver to the Debtor proper instruments acknowledging satisfaction of this Security Agreement.
14. Renewals, Amendments and Other Security. Renewals and extensions of the Indebtedness may be given at any time and amendments may be made to agreements relating to any part of the Indebtedness without notice to or consent of the Debtor.
The Secured Party may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conveyed by
this Security Agreement, which shall continue as a lien upon the Collateral not expressly released until the Indebtedness secured hereby is fully paid.
15. Release. No release from the lien of this Security
Agreement or any part of the Collateral by Secured Party
shall in any way alter, vary, or diminish the force, effect
or lien of this Security Agreement on the balance of the
Collateral.
16. Subrogation. This Security Agreement is made with full substitution and subrogation of Secured Party in and to all covenants and warranties by another heretofore given or made in respect of the Collateral or any part thereof.
17. Governing Law. This Security Agreement shall be governed by the laws of the State of Delaware.
18. Arbitration.
(a)	Any dispute, claim, or controversy arising out of or
relating to this Agreement, including any claims of fraud or fraud in the inducement, and any claims related to the scope or applicability of this agreement to arbitrate, shall be resolved at the request of any party to this term sheet through a two-step dispute resolution process administered by JAMS or another judicial and mediation service mutually acceptable to the parties involving first mediation, followed if necessary, by final and binding arbitration administered
by a single JAMS arbitrator (the ?Arbitrator?) in San
Francisco, California, pursuant to Comprehensive Arbitration Rules & Procedures, however JAMS Rule 2(c) shall not apply.
(b)	Governing Law and Procedure.  The Arbitrator may grant
injunctions and other relief in such disputes. The Arbitrator shall administer and conduct any arbitration in accordance with Delaware law, and the Arbitrator shall apply substantive and procedural Delaware law to any dispute or claim, without reference to any conflict-of-law provisions of any jurisdiction. To the extent that the JAMS Rules conflict with Delaware law, Delaware law shall take precedence.
(c)	Final Award.  The Arbitrator shall issue a written
award. The award shall be binding and final and a judgment
may be entered upon the award in any court of competent jurisdiction. The prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. Notwithstanding the confidentiality of the arbitration proceedings as set forth below in paragraph (g), the final award shall not be confidential.
(d)	Costs.  The parties shall each pay equal shares of the
costs and expenses of such arbitration and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the Arbitrator shall award attorneys? fees and costs to the prevailing party, except as prohibited by law. If the Arbitrator determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and
counterclaims, the Arbitrator may award the prevailing party an appropriate percentage of the costs and expenses incurred by the prevailing party.
(e)	Waiver of Jury Trial. By entering into this term sheet,
each party waives the right to a trial by jury.
(f)	Injunctive Relief.  Notwithstanding the foregoing, this
provision will not prevent either party from seeking
provisional injunctive relief from any court having
jurisdiction over the parties and the subject matter of their dispute relating to this agreement
(g)	Confidentiality.  The parties agree that the arbitration
shall be confidential and that no party shall disclose to any person who is not an officer, director, employee or limited partner of a party any document filed at JAMS or exchanged between the parties or testimony presented (or any summaries or quotations thereof) in connection with the arbitration that is designated either on the document or on the testimonial record as ?Confidential? (the ?Confidential Information?). If, in connection with any judicial proceedings to modify, vacate or confirm any order or award, Confidential Information must be filed with any court, the party submitting such Confidential Information shall file such Confidential Information under seal and shall also file a motion with the court requesting that the Confidential Information remain under seal and no party shall oppose such request. The final award shall not be confidential.
19. Instrument and Assignment, Etc. This Security Agreement shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, financing statement, real estate mortgage or security agreement, and from time to time as any one or more thereof.
20. Limitation on Interest. No provision of this Security Agreement or of the Indebtedness shall require the payment or permit the collection of interest in excess of the maximum permitted by law or which is otherwise contrary to law. If any excess of interest in such respect is herein or in the Indebtedness provided for, or shall be adjudicated to be so provided for herein or in the Indebtedness, the Debtor shall not be obligated to pay such excess.
21. Unenforceable or Inapplicable Provisions. If any provision hereof or of the Indebtedness is invalid or unenforceable in any jurisdiction, or with respect to any person or property, the other provisions hereof or of the Indebtedness in such jurisdiction and the application thereof to any other person or property, shall remain in full force and effect, and the remaining provisions hereof shall be liberally construed in favor of the Secured Party in order to effectuate the provisions thereof. The invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.
22. Rights Cumulative. Each and every right, power and remedy herein given to the Secured Party shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Secured Party, and the exercise, or the beginning of the exercise, or any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Secured Party in the exercise of any right, power or remedy shall impair any such right, power or remedy then or thereafter existing.
23. Waiver by the Secured Party. Any and all covenants in this Security Agreement may from time to time by instrument in writing signed by the Secured Party be waived to such extent and in such manner as the Secured Party may desire, but no such waiver shall ever affect or impair the Secured Party?s rights or liens hereunder, except to the extent specifically stated in such written instrument.
24. Successors and Assigns. This Security Agreement is binding upon the Debtor, the Debtor?s successors and assigns, and shall inure to the benefit of the Secured Party, its successors and assigns.
25. Section Headings. The section headings in this instrument are inserted for convenience and shall not be considered a part of this Security Agreement or used in its interpretation.
26. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall, for all purposes, be deemed to be an original, and all of which are identical except that, to facilitate filing and recordation, in any particular counterpart portions of the Exhibits hereto which describe properties situated in counties other than the county in which such counterpart is to be recorded may have been omitted. All counterparts shall together constitute but one and the same instrument.
27. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, email, overnight delivery service or confirmed facsimile, or 48 hours after being dispatched by internationally recognized courier service deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party?s address, email or facsimile number as set forth below or as subsequently modified by written notice.
Nam
e
of
par
ty
Address
Email address
Mark
ed
for
the
atte
ntio
n of
The
Sec
ure
d
Par
ty

email:
Dire
ctor
s
The
Deb
tor
US Capital
Global
Lending LLC
555
Montgomery
Street,
Suite 1501,
San
Francisco,
CA 94111 USA

email:
jeff@uscapglobal.
com
Jeff
rey
Swee
ney
IN WITNESS WHEREOF, the Debtor has executed or caused to be executed this Security Agreement.


DEBTOR: US Capital Global Lending LLC

By: Jeffrey Sweeney
Title: Managing Partner US Capital Global
Investment Management LLC, Managing Member

SECURED PARTY: _______________________________


____________________________________
By:

?
EXHIBIT A

1.	All gold Backed debt and gold backed assets of
      US Capital Global Lending LLC
?
Exhibit 1A-4	Consent of Independent Auditor.

?


?
Exhibit 1A-5	Legal Opinion of Sances Law
?

February 2, 2022

US CAPITAL GLOBAL LENDING, LLC
1 Ferry Building, Suite 201
San Francisco, California 94111

Re: Legal Opinion

To the MEMBERS and MANAGER:

I am acting as counsel to US CAPITAL GLOBAL LENDING, LLC (the ?Company?) with respect to the preparation and filing of an offering statement on Form 1-A. The offering statement covers the contemplated sale of up to $75,000,000 of 7.00% Gold Backed Notes.

In connection with the opinion contained herein, I have examined the offering statement, the certificate of formation, the certificate of good standing, the operating agreement, the minutes of meetings of the Company?s Members and Manager, as well as all other documents necessary to render an opinion.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copies, the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed; and the legal capacity of all natural persons.

As to any facts material to the opinions expressed herein that were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company.

I am opining herein as to the effect on the subject transactions only of the laws of the State of Delaware, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including federal law.

Based upon the foregoing, I am of the opinion that the common stock being sold pursuant to the offering statement is duly authorized and will be, when issued in the manner described in the offering statement, legally and validly issued, fully paid and non-assessable.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the offering statement or any portion thereof.

I further consent to the filing of this opinion as an exhibit to the offering statement.

Very truly yours,


     Martin Sances, Esq.

1








US CAPITAL GLOBAL LENDING LLC
US CAPITAL GLOBAL LENDING LLC
US CAPITAL GLOBAL LENDING LLC















Filed Pursuant to Rule 253(g)(2)
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